                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
  /X/  Preliminary Proxy Statement
  / / Confidential, For Use of the Commission Only (as permitted by rule 14a-6(e)(2))
  / /  Definitive Proxy Statement
  / /  Definitive Additional Materials
  / /  Soliciting Material Under Rule 14a-12


                           TURBOCHEF TECHNOLOGIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
     (2)    Aggregate number of securities to which this transaction applies:

            --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            --------------------------------------------------------------------
     (4)    Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
     (5)    Total fee paid:

            --------------------------------------------------------------------
/ /  Fee previously paid with preliminary materials:

     ---------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement under, or the form or schedule and the date of its filing.
     (1)    Amount previously paid:

            --------------------------------------------------------------------
     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed:

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

                                PRELIMINARY COPY
                          TURBOCHEF TECHNOLOGIES, INC.
                              SIX CONCOURSE PARKWAY
                                   SUITE 1900
                             ATLANTA, GEORGIA 30328


Dear Stockholder:

       You are cordially invited to attend the annual meeting of stockholders of TurboChef Technologies, Inc. to be held on Monday, July 19, 2004, at 11:00 a.m., local time, at Five Concourse Parkway, Atlanta, Georgia 30328.

       At this meeting, you will be asked to consider and approve: the election of all seven members of the Board of Directors, a proposal to amend our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock, par value $.01 per share, from 50,000,000 shares to 100,000,000 shares, a proposal to approve our 2003 Stock Incentive Plan and the ratification of Ernst & Young LLP as our independent auditors for 2004. The attached notice of annual meeting and proxy statement explain the proposals and provide more detailed information concerning the annual meeting.

       Stockholders eligible to vote at this meeting may vote their shares by mailing in their proxies in the manner set forth on the enclosed proxy card. Please mark your votes on the enclosed proxy card, sign and date it, and mail it using the enclosed envelope as soon as possible.

       If your shares are held in a stock brokerage account or by a bank or other broker nominee, then you are not the record holder of your shares, and while you are welcome to attend the annual meeting you would not be permitted to vote unless you obtained a signed proxy from your broker nominee (who is the holder of record). However, your broker nominee has enclosed a voting instruction card for you to use to indicate your voting preference, which may provide that you can deliver your instructions by telephone or over the Internet. Please complete the voting instruction card and return it to your broker nominee as soon as possible.

       We look forward to seeing you at our annual meeting.


Sincerely,


RICHARD E. PERLMAN                       JAMES K. PRICE
CHAIRMAN OF THE BOARD                    PRESIDENT AND CHIEF EXECUTIVE OFFICER


July 1, 2004

                          TURBOCHEF TECHNOLOGIES, INC.
                       2004 ANNUAL MEETING OF STOCKHOLDERS

                            NOTICE OF ANNUAL MEETING



To the Stockholders of TurboChef Technologies, Inc.:

       TurboChef Technologies, Inc. (the "Company" or "TurboChef") will hold its Annual Meeting of Stockholders on Monday, July 19, 2004, at 11:00 a.m., local time, at Five Concourse Parkway, Atlanta, Georgia 30328. At the meeting, we will ask the stockholders to consider the following items of business:

       1.     Election of seven directors for a term of one year;

       2. Approval of an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock, par value $.01 per share, from 50,000,000 shares to 100,000,000 shares;

       3.     Approval of our 2003 Stock Incentive Plan;

       4. Ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2004; and

       5. Such other matters as may properly come before the meeting or any adjournments or postponements thereof.

       We more fully describe these items in our proxy statement attached to this notice. You are entitled to vote at the Annual Meeting (or any adjournment thereof) if you were a stockholder of record at the close of business on June 4, 2004. Your vote is important, but you can only vote by returning a signed proxy card to us or otherwise arranging to have your shares represented at the meeting. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder at the meeting.


By Order of the Board of Directors,



RICHARD E. PERLMAN                        JAMES K. PRICE
CHAIRMAN OF THE BOARD                     PRESIDENT AND CHIEF EXECUTIVE OFFICER


Atlanta, Georgia
July 1, 2004

       IT IS IMPORTANT THAT YOU RETURN THE PROXY OR VOTING INSTRUCTION CARD PROMPTLY. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR SHARES BY MAIL, OR AS OTHERWISE PERMITTED ON THE ENCLOSED PROXY CARD OR VOTING CARD, SO THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE VOTE IS TAKEN AT THE MEETING.

                          TURBOCHEF TECHNOLOGIES, INC.
                       2004 ANNUAL MEETING OF STOCKHOLDERS
                                 PROXY STATEMENT

TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
PROPOSAL ONE--ELECTION OF DIRECTORS                                           3
General Information                                                           5
  o    Board of Directors                                                     5
  o    Director Nominations                                                   5
  o    Compensation Committee Interlocks and Insider Participation            6
  o    Director Compensation                                                  6
  o    Executive Officers                                                     7
  o    Section 16(a) Beneficial Ownership Reporting Compliance                7
  o    Certain Relationships and Related Transactions                         7
Security Ownership of Certain Beneficial Owners and Management                9
Executive Compensation                                                       11
  o    Report of the Compensation Committee                                  11
  o    Summary Compensation Table                                            13
  o    Executive Agreements                                                  14
  o    Other Compensation Information                                        14
  o    Equity Compensation Plans                                             17
Performance Graph                                                            18
PROPOSAL TWO--APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION      18

General                                                                      18
Reasons for the Amendment                                                    19
Additional Action Required for Issuance; Preemptive Rights                   20
Consequences of Failing to Approve the Amendment                             20
Possible Anti-Takeover Effect                                                21
Vote Required                                                                21
Recommendation of the Board of Directors                                     21
PROPOSAL THREE--APPROVAL OF 2003 STOCK INCENTIVE PLAN                        22
Description of the 2003 Stock Plan                                           22
Federal Income Tax Consequences                                              24
2003 Stock Plan Awards                                                       25
Vote Required                                                                26
Recommendation of the Board of Directors                                     26
PROPOSAL FOUR--SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS                   26
Information Regarding Change of Independent Auditors                         26
Report of the Audit Committee                                                27
Independent Accountant Fees                                                  28
Interests of Certain Persons in Matters to be Acted Upon                     29
Stockholder Proposals for 2005 Annual Meeting                                29
Other Matters                                                                29
Proxies                                                                      29

Where You Can Find More Information                                          30
Certificate of Amendment                                             Appendix A
2003 Stock Incentive Plan, as Amended                                Appendix B
Audit Committee Charter                                              Appendix C

                                PRELIMINARY COPY

                          TURBOCHEF TECHNOLOGIES, INC.
                       2004 ANNUAL MEETING OF STOCKHOLDERS
                                 PROXY STATEMENT

       TurboChef will first mail this Proxy Statement and the accompanying form of proxy card on or about July 1, 2004, to stockholders eligible to vote at the Company's 2004 Annual Meeting of Stockholders. Stockholders of record as of the close of business on the record date of June 4, 2004, will be entitled to vote at the meeting. As of June 4, 2004, we had 29,648,455 shares of common stock outstanding and entitled to vote, 32,130 non-voting treasury shares and 2,132,650 shares of Series D Preferred Stock outstanding and entitled to vote. A majority of the shares of outstanding common stock and Series D Preferred Stock represented at the meeting is required to constitute a quorum for the conduct of business at the Annual Meeting. Each share of common stock of the Company entitles the holder to one vote. Each share of Series D Preferred Stock entitles the holder thereof to one vote for matters voted upon by this class of stock separately and, for this meeting, to twenty votes for matters voted upon by the Series D Preferred Stock holders voting together with the holders of common stock. We have no other class of stock outstanding with rights to vote at this meeting. Abstentions and "broker non-votes" will be included in determining whether a quorum is present. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to certain non-routine matters.

       The Company is including with this Proxy Statement a copy of its 2003 Annual Report to Stockholders, which includes TurboChef's Annual Report on Form 10-K, including financial statements and schedules, filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 2003. Additional copies of the 2003 Annual Report to Stockholders are available upon request of stockholders of record or persons who can represent that they were beneficial owners of our common stock on the record date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s). Any request for a copy of the 2003 Annual Report to Stockholders or exhibits to the Form 10-K should be in writing addressed to Corporate Secretary, TurboChef Technologies, Inc., Six Concourse Parkway, Suite 1900, Atlanta, Georgia 30328. We also make available our Annual Report to Stockholders on our website at www.turbochef.com.

                       PROPOSAL ONE--ELECTION OF DIRECTORS

NOMINEES

       The number of members of the Company's Board of Directors is set by the Board from time to time, and it presently is fixed at seven members. The current term of our directors expires at the annual meeting of stockholders in 2004. Nominees for seven directors are proposed for election.

       The Board has nominated and unanimously recommends the election of the following persons to be directors of the Company. The directors elected this year will have a term that expires at the annual meeting of stockholders in 2005. Under the Company's by-laws, directors are elected by a plurality of the votes cast. The holders of Series D Preferred Stock will vote together with the common stockholders for the election of directors. Each share of Series D Preferred Stock is entitled to 20 votes for this election. In addition, the holders of Series D Preferred Stock are guaranteed the right to elect two-thirds of the members of the Board, or five of the seven directors being elected at this meeting. Abstentions and broker non-votes will not affect the outcome of the election of directors. Below is information about each of the nominees for election at this meeting. The nominees have indicated they will serve if elected, but if one or more of the nominees becomes unavailable to accept their nomination or election as a director, then the persons named as proxies on the enclosed proxy card will vote your shares for the election of a replacement nominee of the Board of Directors, if the Board should recommend one.

       Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the nominees for director specified herein, and, in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

RICHARD E. PERLMAN

       Richard E. Perlman, age 58, has been Chairman of the Board since October 2003. He was formerly chairman of PracticeWorks, Inc. from its formation in August 2000 until its acquisition by The Eastman Kodak Company in October 2003. Mr. Perlman served as chairman and treasurer of VitalWorks Inc. from December 1997 and as a director from March 1997 to March 2001, when he resigned from all positions with that company upon completion of the spin-off of PracticeWorks from VitalWorks. From December 1997 until October 1998, Mr. Perlman also served as VitalWorks' chief financial officer. Mr. Perlman is the founder of Compass Partners, L.L.C., a merchant banking and financial advisory firm specializing in corporate restructuring and middle market companies, and has served as its president since its inception in May 1995. From 1991 to 1995, Mr. Perlman was executive vice president of Matthew Stuart & Co., Inc., an investment banking firm. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a Masters in Business Administration from the Columbia University Graduate School of Business.

JAMES K. PRICE

       James K. Price, age 46, has been our President and Chief Executive Officer and a director since October 2003. From August 2000 until its acquisition by The Eastman Kodak Company in October 2003, Mr. Price was the chief executive officer and a director of PracticeWorks, Inc. Mr. Price was a founder of VitalWorks Inc. and served as its executive vice president and secretary from its inception in November 1996 to March 2001, when he resigned from all positions with VitalWorks upon completion of the spin-off of PracticeWorks from VitalWorks. Mr. Price served as an executive officer of American Medcare from 1993 and co-founded and served as an executive officer of International Computer Solutions from 1985, in each instance until American Medcare and International Computer Solutions merged into VitalWorks in July 1997. Mr. Price holds a B.A. in Marketing from the University of Georgia.

WILLIAM A. SHUTZER

       William A. Shutzer, age 57, has been a director of TurboChef since October 2003. Mr. Shutzer is currently a private investor and financial consultant. Previously, Mr. Shutzer was a Managing Director of Lehman Brothers, Inc. from October 2000 to November 2003 and a Partner in Thomas Weisel Partners, LLC, an investment banking firm from September 1999 to October 2000. >From March 1994 until October 1996 Mr. Shutzer was Executive Vice President of Furman Selz, Inc. and thereafter until the end of December 1997, he was its President. From January 1998 until September 1999, he was chairman of ING Barings LLC's Investment Banking Group. From September 1978 until February 1994, Mr. Shutzer was a Managing Director of Lehman Brothers and its predecessors. From March 2001 to October 2003 he was a director of PracticeWorks, Inc. Mr. Shutzer is currently a director of Tiffany & Co., Blount International, Inc., American Financial Group, CSK Auto, Inc., and Jupitermedia Corp. Mr. Shutzer received a B.A. from Harvard University and an MBA from the Harvard Graduate School of Business.

RAYMOND H. WELSH

       Raymond H. Welsh, age 72, has been a director of TurboChef since October 2003. Since January 1995, Mr. Welsh has been a Senior Vice President of UBS Financial Services, Inc. From March 2001 to October 2003 he was a director of PracticeWorks, Inc. Mr. Welsh is a Trustee of the University of Pennsylvania and PennMedicine. He is Vice Chairman of Bancroft Neurohealth and Chairman of the Bancroft Foundation. Mr. Welsh received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

J. THOMAS PRESBY

       J. Thomas Presby, age 64, became a director of TurboChef in December 2003. In June 2002 he retired as a partner with Deloitte & Touche, an international accounting and consulting firm. Over a period of thirty years, Mr.

Presby held many positions with Deloitte & Touche in the United States and Europe, most recently as Deputy Chief Executive Officer of the U.S. practice of Deloitte Touche Tohmatsu, the global professional services organization providing accounting advisory, tax and consulting services, during 2001 and until his retirement in 2002, and before that as global Deputy Chairman and Chief Operating Officer from 1995. Mr. Presby served as the Chief Executive Officer of Deloitte & Touche Central Europe between 1990 and 1995. During the 1980s, Mr. Presby launched and served as the Managing Partner of the Financial Services Center, an industry-focused practice unit of the firm. From September 2002 to October 2003 Mr. Presby was a director of PracticeWorks, Inc. He currently is a director of Tiffany & Co., Greenpoint Financial Corp. and World Fuel Services Corporation. Mr. Presby received a B.S. Electrical Engineering degree from Rutgers, and a M.S. Industrial Administration degree from Carnegie Mellon University Graduate School of Business. He is a Certified Public Accountant in New York and Ohio.

SIR ANTHONY JOLLIFFE

       Sir Anthony Jolliffe, age 65, became a director of TurboChef in December 2003. He was previously a director from November 1998 until 2001. Sir Anthony Jolliffe is a citizen of the United Kingdom and an independent international business consultant. Until his retirement from the accounting profession in 1982, Sir Anthony Jolliffe was a Chartered Accountant for 18 years, during which time he grew his accounting firm into a multi-national operation with offices in 44 countries with over 200 partners. His firm eventually merged with Coopers & Lybrand and Grant Thornton. He remained with Grant Thornton for two years until he retired. Since that time, Sir Anthony has built a number of businesses, two of which have been listed on the UK Stock Market. He is currently involved in several business projects in China, the Middle East, the United States and the United Kingdom. Sir Anthony has held, and currently holds, numerous positions with governmental and charitable entities in the United Kingdom and China, including being the former Lord Mayor of London and the Chairman of the Special Advisory Board to the Governor of Yunnan Province in China.

JAMES W. DEYOUNG

       James W. DeYoung, age 60, became a director of TurboChef in December 2003. Mr. DeYoung is the founder and President of Winston Partners Incorporated, which provides strategic corporate advisory, corporate disclosure and investor relations services to select private and publicly-owned companies. Mr. DeYoung also is a general partner of Resource Ventures L.P., a private equity/venture fund. Prior to forming Winston Partners in 1984, Mr. DeYoung spent fourteen years with Baxter International, Inc., serving in a senior capacity in marketing, investor relations, public relations and corporate financial management functions. Mr. DeYoung is currently a director of several private companies and is involved with numerous not-for-profit organizations in the Chicago, Illinois area, including as a Trustee of Rush University Medical Center and Rush North Shore Medical Center. Mr. DeYoung received a B.A. degree from Washington and Lee University and a J.D. degree from Northwestern University School of Law.

                               GENERAL INFORMATION

BOARD OF DIRECTORS

       The Board of Directors of TurboChef is responsible for the overall management of the business and affairs of the Company. By resolution of the Board, the size of the Board has been set at seven members. During 2003, the Board held four meetings. The Board of Directors is assisted in its duties by committees to which the Board has delegated certain authority. The Board has an Audit Committee and a Compensation Committee. It does not have a nominating committee or committee performing similar functions. Nominations are made by the Board (see "Director Nominations" below). During 2003, all directors attended in the aggregate more than 75 percent of the Board meetings and meetings of committees of which they were a member.

       All members of the Board are invited and encouraged to attend the Company's meetings of stockholders. It is anticipated that at least a majority of the members will attend the meeting this year. The Company did not hold a stockholders' meeting in 2003.

       The members of the Audit Committee are J. Thomas Presby, William A. Shutzer and James W. DeYoung, all of whom are independent under NASDAQ Marketplace Rule 4200. This Audit Committee was formed in December 2003 and operates pursuant to a written charter adopted by the Board (see Appendix C). It met one time during 2003. The Audit Committee reviews, acts on and reports to the Board of Directors on various auditing and accounting matters, including the election of our independent auditors, the scope of our annual audits, fees to be paid to the independent auditors, the performance of our independent auditors, the content and conclusions of the audited financial statements and our accounting practices and controls. Prior to the formation of this Audit Committee in December, Donald J. Gogel, then a director of the Company, comprised the Audit Committee in 2003.

       Two members of the Board comprise the Compensation Committee: William A. Shutzer and Raymond H. Welsh. The two members of this Compensation Committee, which was formed in December 2003, did not meet separately from the Board in 2003. The Compensation Committee provides overall guidance with respect to establishment, maintenance and administration of the Company's compensation programs and employment benefit plans. The Committee also establishes salaries, incentives and other forms of compensation for executive officers and administers the Company's incentive compensation plans. The Compensation Committee formed in December 2003 had no involvement in compensation matters for executives of the Company prior to November 2003. Previously in 2003, Mr. Gogel acted as the Compensation Committee.

DIRECTOR NOMINATIONS

       The current Board of Directors was appointed at the direction of Mr. Perlman, upon the acquisition in October 2003 of a controlling interest in the Company by OvenWorks LLP, an entity he controls. Because of the practical necessity that a candidate for director must be acceptable to Mr. Perlman in his controlling capacity, in order to be elected, the Board believes it is desirable at the current time for the nomination function to be fulfilled by the full Board, including Mr. Perlman, rather than by a nominating committee that does not include him, and Mr. Perlman desires the involvement of all the appointed directors in decisions about future Board nominees. Accordingly, the full Board of Directors is responsible for considering and making recommendations to the stockholders concerning nominees for election as director at the Company's meetings of stockholders and nominees for appointments to fill any vacancy on the Board. Of the seven members of the Board, five of the members are independent, as defined in NASDAQ Marketplace Rule 4200. The Board has not adopted a charter governing the director nomination function.

       To fulfill its nominations responsibilities, the Board will periodically consider what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the Board evaluates each incumbent's continued service, in light of the Board's collective requirements. When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Board will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The Board will evaluate the qualifications of each candidate and may have the final candidates interviewed by one or more Board members before the Board makes a decision.

       At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director and be at least 21 years of age. In addition to these minimum qualifications for candidates, in evaluating candidates the Board may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate's professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board's effectiveness; the candidate's ability to fulfill the responsibilities of a director and of a member of one or more of the Board's standing committees; and input from the Company's majority stockholder.

       Nominations of individuals for election to the Board at any meeting of stockholders at which directors are to be elected may be made by any stockholder entitled to vote for the election of directors at that meeting by submitting a written notice to the Chairman setting forth the identity and qualifications of the nominee and the identity of the nominating stockholder. The nomination should be submitted in advance of the meeting in sufficient time to be included in the proxy materials, as described below under "Stockholder Proposals For 2005 Annual Meeting" (at least 120 days before the first anniversary of the date that the Company's Proxy Statement was released to stockholders in connection with the previous year's annual meeting of stockholders). The nominating stockholder should expressly indicate that such stockholder desires that the Board consider such stockholder's nominee for inclusion with the Board's slate of nominees for the meeting. The nominating stockholder and stockholder's nominee should undertake to provide, or consent to the Company obtaining, all other information the Board requests in connection with its evaluation of the nominee or is required to disclose in proxy materials.

       The stockholder's nominee must satisfy the minimum qualifications for director described above. In addition, in evaluating stockholder nominees for inclusion with the Board's slate of nominees, the Board may consider all relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; and the size of the nominating stockholder's holdings in the Company and the length of time such stockholder has owned such holdings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       No interlocking relationships currently exist, or have existed between our compensation committee and the board of directors or compensation committee of any other company.

DIRECTOR COMPENSATION

       TurboChef's directors do not currently receive cash compensation for their services as directors, but are reimbursed for their reasonable and necessary expenses for attending Board and Board committee meetings. Members of the Board, who are not TurboChef employees, or employees of any parent, subsidiary or affiliate of TurboChef, are eligible to participate in TurboChef's stock option plan. Directors who are not employees receive the following one-time grants under the Company's director compensation plan: (1) for membership on the Board each member is granted options to purchase 100,000 shares of common stock of the Company, the grant of which is effective on and priced as of the date the director agrees to join the Board; (2) a director who is the chairman of the Audit Committee, the Compensation Committee or the Global Initiatives Committee of the Board is granted options to purchase 25,000, 25,000 and 50,000 shares of common stock of the Company, respectively, the grant of which is effective on and priced as of the date the director agrees to be appointed chairman; (3) each director who is a member of a committee constituted by the Board but who is not a chairman is granted options to purchase 10,000 shares of common stock of the Company, the grant of which is effective on and priced as of the date the director begins service on the committee; and (4) options granted under the Board compensation plan shall vest 50% on each of the two anniversaries following their grant date. In addition, each Board member is granted options to purchase 25,000 shares of common stock for each year of service after the first year, and committee chairmen are granted options on an additional 10,000 shares for each year after the first year. Annual grants are effective on and priced as of the anniversary date of service.

EXECUTIVE OFFICERS

       The executive officers of TurboChef are as follows:

      NAME                       POSITION
      ----                       --------

      Richard E. Perlman         Chairman of the Board of Directors
      James K. Price             President and Chief Executive Officer
      James A. Cochran           Senior Vice President and Chief Financial
                                 Officer

       James A. Cochran, age 56, has served as our Senior Vice President, Assistant Secretary and Chief Financial Officer since October 2003. He served as Chief Financial Officer of PracticeWorks, Inc. from its formation in August 2000 until its acquisition by The Eastman Kodak Company in October 2003. He was VitalWorks Inc.'s chief financial officer from August 1999 to March 2001, when he resigned from all positions with VitalWorks upon completion of the spin-off of PracticeWorks from VitalWorks. From 1992 until joining VitalWorks, Mr. Cochran was a member of the accounting firm of BDO Seidman, LLP, serving as a partner since 1995. He is a Certified Public Accountant and received a B.B.A. in Accounting and an M.B.A. in Corporate Finance from Georgia State University.

       For more information with respect to Messrs. Perlman and Price, please see the section entitled "Directors" above.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

       Based solely upon review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended December 31, 2003, the following filings applicable to its executive officers, directors and ten percent stockholders were late:

       Jeffrey B. Bogatin, a former director and executive officer of the Company and a ten percent stockholder, filed two late reports on Form 4 for 2003 reporting twenty-six non-derivative transactions and four derivative transactions.

       Grand Cheer Co. Ltd, a ten percent stockholder, filed one late report on Form 4 for 2003 reporting one non-derivative transaction.

       OvenWorks, LLLP, a ten percent stockholder, filed one late report on Form 4 for 2003 reporting one non-derivative transaction.

       Oven Management, Inc., a ten percent stockholder, filed one late report on Form 4 for 2003 reporting one non-derivative transaction.

       Messrs. J. Thomas Presby, James W. DeYoung and Sir Anthony Jolliffe, appointed as directors of the Company in 2003, filed Forms 3 late.

       Mr. Perlman, a director and executive officer, filed one late report on Form 4 for 2003 reporting one derivative transaction (option grant) and one non-derivative transaction.

       Mr. Price, an executive officer and director, Messrs. Shutzer and Welsh, directors, and Mr. Cochran, an executive officer, each filed one late report on Form 4 reporting one derivative transaction (option grant).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

       In July 2002, the Company issued a non-interest bearing promissory note in the amount of $1,000,000 to Grand Cheer Company Limited ("Grand Cheer"), a principal stockholder of the Company, which was secured by 350 ovens. The Company agreed to repay Grand Cheer approximately $2,800 per oven sold upon five days of receipt of cash from the sale. All of the ovens were sold and cash was received by the Company, but no payment was made to Grand Cheer. The note was due on October 15, 2002. The note also provided that if the Company did not repay the note in full by October 15, 2002, all remaining unvested warrants (666,667 warrants) previously issued to Grand Cheer would immediately vest. The Company incurred a non-cash finance charge of $200,000 which was payable by offsetting the exercise price of the 1,000,000 warrants previously issued to Grand Cheer upon its purchase of the Company's Series B Convertible Preferred Stock. The $200,000 finance charge was recorded as interest expense during the third quarter of 2002. Contemporaneously with its October 2003 private placement (described below), the Company entered into a Settlement and Release Agreement with Grand Cheer to resolve claims relating to the note. In connection therewith, Grand Cheer exercised its rights to convert all of its shares of the Company's Series B Preferred Stock, plus all accrued and unpaid dividends thereon, into 2,024,986 shares of the Company's common stock and agreed to reduce from 1,000,000 to 800,000 the number of shares of the Company's common stock issuable upon exercise of Grand Cheer's warrants, and the Company agreed to pay Grand Cheer $1,200,000 in cash from the proceeds of the transaction and issue to Grand Cheer 652,288 shares of its common stock. On November 4, 2003 the Company paid Grand Cheer $1,200,000 to settle its obligations under the note.

       On October 28, 2003, OvenWorks, LLLP entered into a Stock Purchase Agreement with TurboChef (the "Stock Purchase Agreement"), for the purchase of 1,932,650 shares of the Company's Series D Preferred Stock for its own account and 200,000 shares as nominee for other investors for total consideration of $13,077,964. The source of funds used for the acquisition of shares of Series D Preferred Stock by OvenWorks was capital contributions from the funds of the limited partners of OvenWorks, who include all of the current directors of the Company as well as James A. Cochran, an executive officer of the Company. The general partner of OvenWorks is Oven Management, Inc., a corporation controlled by Richard Perlman, Chairman of the Company. Percentage interests in OvenWorks by each of the directors and Mr. Cochran are detailed below.

                         OWNERSHIP INTEREST IN OVENWORKS, LLLP

                                             OWNERSHIP PERCENTAGE IN OVENWORKS, LLLP
     NAME OF MANAGEMENT MEMBER                            (APPROXIMATE)

-----------------------------------   --------------------------------------------------------
Richard E. Perlman, Chairman                                 16.02%*
James K. Price, CEO                                          16.02%
James A. Cochran, an executive officer of the Company. The general
Raymond Welsh, director                                       1.87%
J. Thomas Presby, director                                    1.11%
James DeYoung, director                                       1.87%
Sir Anthony Jolliffe, director                                0.55%
James A. Cochran, CFO                                         2.49%

--------------

* Includes the interest held by Oven Management Inc.

       As a condition to OvenWorks entering into the Stock Purchase Agreement, Jeffrey J. Bogatin and Donald J. Gogel, each a holder of more than 5% of the Company's common stock and former Chairman and director, respectively, of the Company, and Grand Cheer Company Limited, a holder of more than 5% of the Company's common stock, each entered into a Voting Agreement with OvenWorks (together, the "Voting Agreements"). Pursuant to the terms of the Voting Agreements, and the accompanying irrevocable proxies of each of Messrs. Bogatin and Gogel and Grand Cheer delivered pursuant thereto, OvenWorks and Oven Management, Inc. have been appointed as proxies and attorneys-in-fact to exercise certain limited voting and related rights with respect to the respective shares of common stock owned by each such stockholder and the shares of common stock which may thereafter be beneficially owned by each of them. The voting rights granted under the Voting Agreements are limited to matters that may be voted upon in support of the preferred stock purchase and any vote for an amendment to the Company's Certificate of Incorporation to increase the number of shares of authorized common stock (Proposal Two). The Voting Agreements will terminate on the date of approval by the Company's stockholders of such an amendment that increases the number of authorized shares of common stock to a number that permits the reservation by the Company, pursuant to the terms of the Certificate of Incorporation, of a sufficient number of shares of common stock to permit the conversion of all shares of Series D Preferred Stock held by OvenWorks. Accordingly, the Voting Agreements will terminate upon approval of Proposal Two by the stockholders at this annual meeting.

       In connection with the Stock Purchase Agreement, the Company, OvenWorks, and Messrs. Bogatin and Gogel entered into a Stockholders' Agreement dated as of October 28, 2003, which was amended on November 21, 2003 (the "Stockholders' Agreement"). Pursuant to the terms of the Stockholders' Agreement: (a) Messrs. Bogatin and Gogel agreed to a general 18-month prohibition on the transfer of their shares of capital stock of the Company and to a right of first refusal in favor of the Company and OvenWorks, subject to certain exceptions, including a quarterly trading allowance of 100,000 shares per calendar quarter for Mr. Bogatin and a monthly trading allowance of 10% of the average daily trading volume of the Company's common stock for Mr. Gogel; (b) upon the request of holders of at least 20% of the shares of Series D Preferred Stock, the holders of shares of Series D Preferred Stock may make two demands on the Company to register all or a portion of the Series D Preferred Stock, or the common stock into which the shares of Series D Preferred Stock may be converted; and (c) the holders of shares of Series D Preferred Stock and Mr. Bogatin are entitled to unlimited piggy-back registration rights on registrations of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     FIVE PERCENT OWNERS

       The following table sets forth information, as of June 4, 2004, as to shares of our capital stock held by persons known to us to be the beneficial owners of more than five percent of any class of our capital stock based upon information publicly filed by such persons:

                            NAME AND ADDRESS OF                AMOUNT OF          PERCENT OF
    TITLE OF CLASS       BENEFICIAL OWNER OF CLASS       BENEFICIAL OWNERSHIP        CLASS
    --------------       -------------------------       --------------------        -----
        Common          Jeffrey B. Bogatin
                        888 Park Avenue
                        New York, NY  10021                      5,086,201(1)        17.14%

        Common          Grand Cheer Co. Ltd.
                        16F Standard Chartered
                        Bank Bldg
                        4-4A Des Voeux Road
                        Central Hong Kong K3                     3,163,589(2)        10.66%

        Common          Donald J. Gogel
                        c/o Clayton, Dubilier &
                        Rice, Inc.
                        375 Park Avenue
                        18th Floor
                        New York, NY  10152                      2,097,744(3)         7.07%

        Common          Jeffrey L. Fineberg                      1,724,137(4)         5.81%
                        2775 Via de la Valle
                        Suite 204
                        Del Mar, CA  92014

  Series D Preferred    OvenWorks, LLLP
       (Common)         645 Madison Avenue
                        Suite 1500                               1,917,650(5)        89.92%
                        New York, NY  10022                    (12,942,961)(6)      (40.10%)

(1)    Based upon ownership reported in a Form 4 filed on February 13, 2004.
(2) Based upon ownership reported in a Form 4 filed on April 30, 2004. Includes 800,000 shares issuable upon exercise of a warrant.
(3) Based upon ownership reported in a Form 4 filed on October 30, 2003. Includes 264,550 shares issuable upon exercise of warrants. Includes 83,000 shares held in a family trust of which. Mr. Gogel is a trustee. Mr. Gogel disclaims beneficial ownership of the shares held by the family trust.
(4) Based upon the Company's stock register. Includes the following shares acquired in the Company's private placement on May 21, 2004: 623,227 shares in the name of JLF Partners I, LP; 46,906 shares in the name of JLF Partners II, LP; and 1,054,004 shares in the name of JLF Offshore Fund, Ltd.
(5) Based upon a Schedule 13D filed on November 7, 2003 and includes shares owned by Oven Management Inc. Oven Management, Inc. is the sole general partner of OvenWorks, LLLP. Richard Perlman, Chairman of the Company, is the sole stockholder, sole director and President of Oven Management, Inc. By its terms, the Series D Preferred stock is convertible at any time (subject to adjustment) into 20 shares of Company common stock for each preferred share. The Company currently does not have sufficient authorized common stock to reserve for conversion of all outstanding shares of Series D Preferred Stock. The preferred stock held would be convertible into 38,353,000 shares of common stock.
(6) Includes the following shares of common stock over which OvenWorks, LLLP has the right to vote, for limited purposes, pursuant to voting agreements: 7,183,945 shares beneficially owned by Messrs. Bogatin and Gogel (or their transferees) and 3,163,589 shares beneficially owned by Grand Cheer Co. Ltd. (or its transferee) (see footnotes 1, 2 and 3 and accompanying table entries). Does not include an additional 35,757,573 shares into which the Series D Preferred Stock would be convertible if the stockholder approve Proposal Two and the Company files the amendment to its Certificate of Incorporation as described in the proposal, in which case OvenWorks would beneficially own 48,700,534 shares of common stock upon conversion of the Series D Preferred Stock, or 71.58% of the outstanding common stock.

OFFICERS AND DIRECTORS

       The following table sets forth information concerning the shares of TurboChef common stock (and Series D Preferred Stock, where indicated) that are beneficially owned by the following individuals:

       o      each of TurboChef's directors;

       o      each of TurboChef's named executive officers; and

       o      all of TurboChef's directors and executive officers as a group.

       Unless otherwise indicated, the listing is based on the number of TurboChef common shares held by such beneficial owners as of June 4, 2004. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

       The number of shares shown as beneficially owned by each beneficial owner in the table below includes shares that can be acquired by that beneficial owner through stock option exercises on or prior to August 3, 2004. In calculating the percentage owned by each beneficial owner, the Company assumed that all stock options that are exercisable by that person on or prior to August 3, 2004 are exercised by that person and the underlying shares issued. The total number of shares outstanding used in calculating the percentage owned assumes no exercise of options held by other beneficial owners. Likewise, beneficial ownership of certain officers and directors is shown as if shares of Series D Preferred Stock has been distributed by OvenWorks, LLLP to its partners, and the officer or director (but no one else) has converted such preferred shares into shares of common stock. Conversion shares are reported based on authorized common shares available for conversion as of June 4, 2004. Footnotes indicate the full effect of conversion of Series D Preferred Stock if Proposal Two is approved by the stockholders and the Company amends its Certificate of Incorporation accordingly (the "Amendment").

                                                                AMOUNT AND NATURE
                                                                  OF BENEFICIAL       PERCENT OF
NAME OF BENEFICIAL OWNER                                          OWNERSHIP (1)          CLASS
------------------------------------------------------------  ---------------------  -------------
Richard E. Perlman                                                    624,127(2)          2.06%
James K. Price                                                        624,127(3)          2.06%
J. Thomas Presby                                                       28,762(4)           *
William A. Shutzer                                                    415,657(5)          1.38%
Raymond H. Welsh                                                      162,327(6)           *
Sir Anthony Jolliffe                                                  164,380(7)           *
James W. DeYoung                                                      324,396(8)          1.09%
Mark C. Mirken                                                        613,846(9)          2.03%
Jeffrey B. Bogatin                                                  5,086,201(10)        17.14%
Vincent A. Gennaro                                                        -0-                --
All current directors and executive officers as a group (8
   persons)                                                         2,085,501(11)         6.57%

------
*      Less than one percent.
(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentages herein assume a base of 29,680,585 shares of common stock outstanding as of June 4, 2004.
(2) Includes 208,333 shares of common stock issuable upon exercise of options and 415,794 shares issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks, LLLP and Oven Management Inc., the general partner of OvenWorks, in which Mr. Perlman has a beneficial interest. Upon the Amendment, Mr. Perlman would have a beneficial interest in an additional 5,728,464 shares of common stock issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks and Oven Management. Mr. Perlman's reported ownership excludes all other shares issuable now, or issuable upon the Amendment, upon conversion of Series D Preferred Stock held by OvenWorks, LLLP, although Mr. Perlman is the sole stockholder of Oven Management Inc., the general partner of OvenWorks. OvenWorks and Oven Management own and control an aggregate of 1,917,650 shares of Series D Preferred Stock convertible into 2,595,427 shares of common stock as of June 4, 2004 and 38,353,000 shares of common stock upon the Amendment. If all shares of Series D Preferred Stock were converted after the Amendment is effective, including 215,000 shares of Series D Preferred Stock which are not controlled by Mr. Perlman, then OvenWorks and Oven Management would own and control 53.02% of the common stock and Mr. Perlman would control 53.16%. Current directors and executive officers (or their affiliates) would have beneficial ownership of an aggregate of 21,458,929 shares of the Company's common stock if OvenWorks distributed such shares to its partners.
(3) Includes 208,333 shares of common stock issuable upon exercise of options and 415,794 shares issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks, LLLP, in which Mr. Price has a beneficial interest. Upon the Amendment, Mr. Price would have a beneficial interest in an additional 5,728,464 shares of common stock issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks. If all outstanding shares of Series D Preferred Stock were converted after the Amendment is effective, then Mr. Price would beneficially own 8.76% of the common stock.

(4) Shares issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks, LLLP, in which Mr. Presby has a beneficial interest. Upon the Amendment, Mr. Presby would have a beneficial interest in an additional 396,248 shares of common stock issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks. If all outstanding shares of Series D Preferred Stock were converted after the Amendment is effective, then Mr. Presby would beneficially own less than 1% of the common stock.
(5) Shares issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks, LLLP, in which Mr. Shutzer has a beneficial interest. Upon the Amendment, Mr. Shutzer would have a beneficial interest in an additional 5,726,558 shares of common stock issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks. If all outstanding shares of Series D Preferred Stock were converted after the Amendment is effective, then Mr. Shutzer would beneficially own 8.49% of the common stock.
(6) Includes 48,534 shares issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks, LLLP, in which Mr. Welsh has a beneficial interest. Upon the Amendment, Mr. Welsh would have a beneficial interest in an additional 668,671 shares of common stock issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks. If all outstanding shares of Series D Preferred
       Stock were converted after the Amendment is effective, then Mr. Welsh would beneficially own 1.15% of the common stock.
(7) Includes 150,000 shares of common stock issuable upon exercise of options and 14,380 shares issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks, LLLP, in which Sir Anthony Jolliffe has a beneficial interest. Upon the Amendment, Sir Anthony Jolliffe would have a beneficial interest in an additional 198,125 shares of common stock issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks. If all outstanding shares of Series D Preferred Stock were converted after the Amendment is effective, then Sir Anthony Jolliffe would beneficially own less than 1% of the common stock.
(8) Includes 48,534 shares issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks, LLLP, in which Mr. DeYoung has a beneficial interest. Upon the Amendment, Mr. DeYoung would have a beneficial interest in an additional 668,671 shares of common stock issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks. If all outstanding shares of Series D Preferred
       Stock were converted after the Amendment is effective, then Mr. DeYoung would beneficially own 1.37% of the common stock.
(9)    Shares issuable upon exercise of options.
(10) See footnote 1 to 5% ownership table above and accompanying table entries.
(11) Includes 633,333 shares of common stock issuable upon exercise of options and 1,452,168 shares issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks, LLLP, in which the officers and directors as a group have a beneficial interest. Upon the Amendment, the officers and directors as a group would have a beneficial interest in an additional 20,006,761 shares of common stock issuable upon conversion of shares of Series D Preferred Stock currently owned by OvenWorks. If all outstanding shares of Series D Preferred Stock were converted after the Amendment is effective, then the officers and directors as a group would beneficially own 30.28% of the common stock.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

       The Compensation Committee, consisting of Messrs. Shutzer and Welsh, was formed in December 2003. It is the Compensation Committee's responsibility to:

       -- establish the compensation policies applicable to the executive officers and determine the annual compensation of each executive officer;
       -- exercise all rights, authority and functions of the Board of Directors under the various stock incentive plans; and
       -- perform such other duties as the Board of Directors from time to time may direct.

       In performing these duties, we consider recommendations from management along with other factors.

THE COMPENSATION COMMITTEE'S PHILOSOPHY

       Our philosophy on establishing executive compensation is to:

       -- foster a high-performance culture that motivates and retains high-performing executives; and
       -- create a comprehensive incentive compensation plan which includes a combination of stock-based and cash compensation.

       In implementing this philosophy, we establish executive compensation policies based on current corporate performance, the potential for future performance gains, whether stockholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national companies having similar revenues and number of employees. We evaluate these factors for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. TurboChef's compensation package for its officers can include a combination of salary, bonus, stock option grants and restricted stock awards. We believe that stock-based compensation in the form of stock option grants are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value and present the best opportunity for us to establish executive compensation that will foster the overall development of TurboChef. Accordingly, we emphasize stock options as an important complement to cash in the overall compensation of executive officers. We believe our executive compensation approach provides a package that is competitive with companies in our industry of comparable size and complexity.

       During 2003, TurboChef engaged a compensation consultant who presented a report to the Board and the Compensation Committee regarding compensation for TurboChef's senior executive officers and consulted with the Board of Directors and the Committee regarding appropriate compensation for executive officers. The Committee considered the report and recommendation of this consultant in setting base salaries and targets upon which incentive compensation would be based for our top executives in 2003.

       BASE SALARY. Base salaries for TurboChef's executive officers are established under employment contracts. We review and approve these salaries annually. In determining base salaries, we take into consideration competitive market practices and each individual's role and responsibilities in the organization. Our objective in setting base salaries is generally to provide cash compensation at a level that is competitive with comparable companies.

       BONUS. From time to time, we award our executive officers discretionary bonuses. These bonuses reflect the individual's specific responsibilities, experience and overall performance as well as the performance of TurboChef during the year. Consistent with our overall compensation philosophy, the amount of bonuses awarded is set such that total cash compensation to our executives, including bonuses, is competitive with comparable companies.

       STOCK OPTION GRANTS AND RESTRICTED STOCK AWARDS. The grant of stock options and restricted stock is designed to align the interests of executive officers with those of stockholders in TurboChef's long-term performance. Options granted to our executive officers have an exercise price equal to at least 100% of the fair market value of TurboChef common stock on the date of grant and expire not later than ten years from the date of grant. During 2003, it was the practice of the Committee to grant stock options that generally vest over a three-year period from the date of the grant. Option awards for our executive officers are based on our assessment of the contributions to TurboChef of each officer and recommendations of the Chief Executive Officer for officers other than the Chief Executive Officer. We believe the stock option awards, combined with cash compensation to the executive officers, provide overall compensation that is competitive with comparable companies in our industry.

       CHIEF EXECUTIVE OFFICER COMPENSATION. We followed the same policies described above in setting the compensation package for the individual that served as our Chief Executive Officer in the last quarter of 2003. Mr. Price has served as our Chief Executive Officer since October 2003 under his employment contract. His compensation for 2003 consisted of annual base salary at the rate of $365,000. He was also awarded options to acquire 1,250,000 shares of common stock. Mr. Price did not receive a cash bonus for 2003. We believe this combination of base salary and option awards provided compensation that was consistent with our overall executive compensation philosophy.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

       Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under the Company's stock incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company's stock incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

By the Compensation Committee:
                                         Raymond H. Welsh
                                         William A. Shutzer

SUMMARY COMPENSATION TABLE

       The following table summarizes compensation awarded to, earned by or paid to the Company's former and current Chief Executive Officers and its other most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered to the Company during each of the last three fiscal years. No other executive officers of the Company at December 31, 2003 received compensation in excess of $100,000 during fiscal year 2003.

                                                ANNUAL COMPENSATION
                                                -------------------

                                                                                       LONG-TERM COMPENSATION
                                                                                               AWARDS
                                                     FISCAL                             SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                           YEAR     SALARY ($)   BONUS ($)          OPTIONS (#)
-----------------------------------------------    --------- ------------  ----------  -----------------------
Jeffrey B. Bogatin
Former Chairman and Chief Executive Officer (1)       2003    $   42,000   $     -0-                -0-
                                                      2002    $  153,930   $     -0-                -0-
                                                      2001    $      -0-   $     -0-          1,000,000

Vincent A. Gennaro
Former Chief Executive Officer (2)                    2003    $  106,615   $     -0-                  0
                                                      2002    $   36,000   $     -0-          1,500,000
                                                      2001    $      -0-   $     -0-                -0-

Richard E. Perlman
Chairman(3)                                           2003    $   56,154   $     -0-          1,250,000

James K. Price
Chief Executive Officer(4)                            2003    $   56,154   $     -0-          1,250,000

Mark C. Mirken
Former President - Commercial Sales(5)                2003    $  159,231   $     -0-            200,000
                                                      2002    $       -0   $     -0-            438,846
                                                      2001    $       -0   $     -0-             50,000

(1) Mr. Bogatin served as Chairman of the Board until October 28, 2003 and principal executive officer of the Company from April 15, 2003 to October 28, 2003.

(2) Mr. Gennaro served as Chief Executive Officer of the Company until April 15, 2003.

(3)    Mr. Perlman began serving as Chairman on October 28, 2003.

(4)    Mr. Price began serving as Chief Executive Officer on October 28, 2003.

(5)    Mr. Mirken served as an executive officer until December 8, 2003.

EXECUTIVE AGREEMENTS

       TurboChef entered into a three-year employment agreement with each of Richard E. Perlman and James K. Price on substantially the terms described below. The agreement automatically renews for additional one-year periods at the end of the initial period and each renewal period unless notice of non-renewal is given at least six months in advance. The employment agreements provide for an initial annual base salary of $365,000 with a bonus currently set at 1.725% of pre-tax profit (but limited to 100% of base salary). The base salary is subject to an annual adjustment for changes in the Consumer Price Index. The agreements also provide for a severance payment equal to three times the executive's then current total annual compensation (base salary, bonus and benefits) upon the termination of the executive's employment by TurboChef without cause or by the executive for good reason or in the event of a change in control. The employment agreements entitle the executive to participate in our employee benefit programs and provide for other customary benefits. In addition, the employment agreements provided for the grant of stock options on the first day of the executive's employment. The employment agreements provide for 100% vesting of all outstanding stock options upon a change in control. The employment agreements also provide for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under
Section 4999 of the Internal Revenue Code. Finally, the employment agreements prohibit the executive from engaging in certain activities which compete with the Company, seeks to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

       The Company entered into a written separation agreement with Mr. Mirken in connection with his termination of employment on December 8, 2003. Under that agreement, Mr. Mirken is receiving twelve months of severance at an annual rate of $200,000, and he was awarded options to purchase 200,000 shares of the Company's common stock at an exercise price of $0.31 per share. The options vest one-half on December 8, 2004 and the balance at the second anniversary. The agreement includes certain restrictive covenants applicable against Mr. Mirken. Severance benefits under this agreement are subject to forfeiture and repayment for breach of the agreement.

       In connection with the Company's change of control on October 28, 2003, the Company entered into a series of agreements with Mr. Bogatin under which (1) the former executive gave certain releases of the Company in exchange for 600,000 shares of common stock, (2) the Company accepted for cancellation 800,000 shares of its common stock pledged by Mr. Bogatin as collateral for notes to the Company in the aggregate amount of $2,000,000 plus interest in exchange for cancellation of the notes, (3) Mr. Bogatin agreed to the cancellation of 1,503,000 options to purchase common stock, comprising all of his outstanding stock options in the Company, and (4) the Company issued an additional 1,833,333 shares of common stock to Mr. Bogatin in consideration of his agreement to certain restrictive covenants.

OTHER COMPENSATION INFORMATION

OPTION GRANTS IN LAST FISCAL YEAR

       The following table sets forth information concerning stock options granted by the Company to the named executive officers during fiscal 2003 and the potential realizable value of such option grants. The Company has granted no stock appreciation rights.

                                      INDIVIDUAL GRANTS TABLE

                          NUMBER OF      % OF TOTAL
                          SHARES OF        OPTIONS                                POTENTIAL REALIZABLE VALUE AT
                         COMMON STOCK    GRANTED TO    EXERCISE                   ASSUMED ANNUAL RATES OF STOCK
                          UNDERLYING      EMPLOYEES      PRICE     EXPIRATION        PRICE APPRECIATION FOR
NAME                   OPTIONS GRANTED     IN 2003     $/SHARE)       DATE               OPTION TERM(1)
                                                                                ----------------------------------
                                                                                       5%               10%
---------------------  ----------------  -----------  -----------  ------------ ---------------  -----------------
Jeffrey B. Bogatin              -0-           -0-                                         -0-               -0-

Vincent A. Gennaro              -0-           -0-                                         -0-               -0-

Richard E. Perlman        1,250,000(2)      18.42%        1.75      10/29/2013   $  1,375,707     $   3,486,312

James K. Price            1,250,000(2)      18.42%        1.75      10/29/2013      1,375,707         3,486,312

Mark C. Mirken              200,000(3)       2.95%        0.31       12/8/2013      1,013,070         1,648,870
------------------------------------------------------------------------------------------------------------------

(1) The potential realizable value of the options, if any, granted in 2003 to each of the named executive officers was calculated by multiplying those options by the excess of (a) the assumed market value of common stock, at the end of option term, if the market value of common stock were to increase 5% or 10% in each year of the option's term over (b) the exercise price shown. This calculation does not take into account any taxes or other expenses which might be owed. The 5% and 10% appreciated rates are set forth in the SEC rules and no representation is made that the common stock will appreciate at these assumed rates or at all.
(2) The options were granted with an exercise price equal to the fair market value of the common stock on the date of grant. The options vest quarterly over three years from the date of grant.
(3) The options vest one half on December 8, 2004 and the other half on December 8, 2005. Market value of the common stock on the grant date was $3.30.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE TABLE

       Shown below is information with respect to the number of TurboChef common shares acquired upon exercise of stock options and the aggregate gains realized on exercises during 2003 for the named executive officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by these executive officers on December 31, 2003 and the aggregate gains that would have been realized had these options been exercised on December 31, 2003, even though these options were not exercised, and the unexercisable options could not have been exercised at that time.

                                            AGGREGATED OPTION EXERCISES IN

                                  LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                      VALUE REALIZED
                         SHARES        (MARKET PRICE                                      VALUE OF UNEXERCISED IN-THE-
                        ACQUIRED      AT EXERCISE LES    NUMBER OF UNEXERCISED OPTIONS    MONEY OPTIONS AT FISCAL YEAR-
        NAME           ON EXERCISE    EXERCISE PRICE)S        AT FISCAL YEAR-END                     END (1)
                                                        -------------------------------- --------------------------------
                                                           EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
---------------------- ------------  ------------------ ----------------  -------------- ---------------  ---------------
Jeffrey B. Bogatin (2)          --           $   -0-                 --               --    $       -0-      $        --
Vincent A. Gennaro              --           $   -0-                 --               --    $       -0-      $
Richard E. Perlman              --           $   -0-                 --        1,250,000    $       -0-      $ 1,687,500
James K. Price                  --           $   -0-                 --        1,250,000    $       -0-      $ 1,687,500
Mark C. Mirken                  --           $   -0-            613,846          200,000    $ 1,276,515      $   558,000

(1) Options are "in the money" if the fiscal year-end fair market value of the common stock exceeds the option exercise price. At December 31, 2003, TurboChef common stock's closing bid was $3.10.

(2) Mr. Bogatin resigned as a Director and Chairman on October 28, 2003. All outstanding options were cancelled in connection with his separation.

EQUITY COMPENSATION PLANS

       The following table sets forth as of December 31, 2003, information about our equity compensation plans.

                                                                                            Number of securities remaining
                                      Number of securities to        Weighted-average       available for future issuance
                                      be issued upon exercise       exercise price of      under equity compensation plans
                                      of outstanding options,      outstanding options,    (excluding securities reflected
                                        warrants and rights        warrants and rights             in first column)

Plan category
EQUITY COMPENSATION PLANS APPROVED
  BY SECURITY HOLDERS................         2,273,920                      $2.26                         3,463,728

EQUITY COMPENSATION PLANS NOT
  APPROVED BY SECURITY HOLDERS.......         6,411,000                       1.84                                 0
                             Total...         8,684,920                      $1.95                         3,463,728

       The only equity compensation plan not approved by security holders is the 2003 Stock Plan, which is proposed for approval at the annual meeting and fully described as Proposal Three in this proxy statement.

                                PERFORMANCE GRAPH

       The graph below compares the cumulative total return for the period from December 31, 1998 to December 31, 2003 on TurboChef's common stock with The NASDAQ National Market index (U.S. companies), a peer group index used in the Company's previous proxy statement and a revised peer group index. The revised peer group index consists of the following companies in the Company's industry:
Enodis Plc, Lancer Corp., Standex International Corp., Middeby Corp., Minuteman International Inc. and Tennant Co. The following companies comprised the previous peer group index: Aqua Care Systems, Inc., Engineered Support Systems, Middleby Corp., Minuteman International Inc. and Tennant Co. The Company believes replacing two of the companies in the previous peer group with three different companies in the new index provides a more representative group of companies for comparison of results in this industry. The comparison assumes that $100 was invested on December 31, 1998, and in each of the comparison indices, and assumes reinvestment of dividends, where applicable. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's common stock.


                              [PERFORMANCE GRAPH]




                            12/31/1998    12/31/1999    12/31/2000    12/31/2001   12/31/2002    12/31/2003
                            ----------    ----------    ----------    ----------   ----------    ----------
TRBO.OB                       $   100      $     87      $     18       $    43      $     8       $    34
Previous Peer Group Index     $   100      $    106      $    123       $   156      $   187       $   476
New Peer Group Index          $   100      $    106      $    105       $    86      $   116       $   265
[NASDAQ National Market]      $   100      $    121      $    118       $   121      $    96       $   141

                           PROPOSAL TWO -- APPROVAL OF
                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

GENERAL

       Under our Restated Certificate of Incorporation, as amended, we have authorized for issuance 50,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share.

       Of the 5,000,000 shares of preferred stock, 50,000 shares are designated Series A Convertible Preferred Stock, of which no shares are issued and outstanding, 20,000 shares are designated Series B Convertible Preferred Stock, of which no shares are issued and outstanding, 10,000 shares are designated Series C Convertible Preferred Stock, of which no shares are issued and outstanding, and 2,500,000 shares are designated Series D Preferred Stock, of which 2,132,650 shares are issued and outstanding.

       On December 1, 2003, our Board of Directors approved an amendment to our Restated Certificate of Incorporation, as amended, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance by 50,000,000 shares, to bring the total number of shares of common stock authorized for issuance to 100,000,000.

       If our stockholders approve the amendment, we will have authorized for issuance 100,000,000 shares of common stock and 5,000,000 shares of preferred stock, with such designations as are described above.

       A copy of the proposed amendment to our Restated Certificate of Incorporation, as amended, is attached as Appendix A to this proxy statement.

       Although we presently intend to file the proposed amendment with the Delaware Secretary of State as promptly as practicable after it is approved by our stockholders, the Board of Directors reserves the right to delay or abandon the amendment in its discretion. We reserve the right to seek a further increase in authorized shares from time to time in the future, as considered appropriate by our Board of Directors.

REASONS FOR THE AMENDMENT

       BACKGROUND

       The Company had been seeking financing for the past year to enable it to meet its capital requirements and sustain its level of operations. It had engaged Bank of America to assist in raising additional financing, but it had been unsuccessful. The Company had scaled down its operations and was unable to pay its vendors or meet payroll, and it was not able to maintain even its scaled down level of operations without immediate funding, when it was approached in September 2003 with a proposal by OvenWorks, LLLP, and its affiliates to invest in the Company through a purchase of a new class of preferred stock. The Company negotiated to sell 2,132,650 shares of a new Series D Convertible Preferred Stock at a price of approximately $6.13 per share, raising approximately $13.1 million in capital. The transaction closed on October 28, 2003. The Board considered the proposed transactions at a special meeting on October 27, 2003, where it reviewed and accepted a third-party opinion as to the fairness of the transaction, from a financial point of view, to the Company and its stockholders.

       RESERVATION OF SHARES FOR CONVERSION OF SERIES D PREFERRED STOCK

       The Certificate of Designations, Powers, Preferences and Rights which established the Series D Preferred Stock provides that each share of Series D Preferred Stock is convertible into 20 shares of our common stock (subject to adjustment) at any time at the election of the holders thereof. Therefore, as of the record date, the 2,132,650 outstanding shares of Series D Preferred Stock were convertible into a total of 42,653,000 shares of common stock.

       The Certificate of Designations requires us to reserve and keep available out of our authorized but unissued capital stock a number of shares of our common stock sufficient to permit the conversion of all outstanding shares of Series D Preferred Stock. Alternatively, if we do not have a sufficient number of authorized by unissued shares of common stock to permit conversion of all outstanding shares of Series D Preferred Stock, we are required to reserve and keep available such number of authorized but unissued shares of common stock as are in fact available (and our inability to reserve the required number of shares of common stock does not impact the rank, rights, preferences and privileges of the Series D Preferred Stock).

       As of June 4, 2004:

       o      29,680,585 shares of common stock were outstanding;

       o 5,475,730 shares of common stock were reserved for issuance under our 1994 Stock Option Plan, as amended;

       o 10,000,000 shares of common stock were reserved for issuance under our 2003 Stock Incentive Plan; and

       o 1,957,269 shares of common stock were reserved for issuance under warrants, options and other similar rights to acquire shares of common stock.

       In accordance with the terms of the Certificate of Designations, the balance of the authorized but unissued shares of our common stock (2,886,416 shares) has been reserved for issuance upon conversion of shares of Series D Preferred Stock. But, the shares reserved for conversion are not sufficient to permit the conversion of all outstanding shares of Series D Preferred Stock.

       Therefore, if the amendment is approved by our stockholders, we intend to use a portion of the additional authorized shares of common stock to ensure that there is a sufficient reserve of common stock available to fund the conversion of all outstanding shares of Series D Preferred Stock.

       OTHER PROPOSED USES OF COMMON STOCK

       Our Board of Directors also believes that the availability of additional authorized but unissued shares of common stock will provide it with the flexibility to issue common stock for general corporate purposes, which may be identified in the future, including financing, acquisitions, the establishment of strategic business relationships with other companies or the expansion of our business or product lines through the acquisition of other businesses or products. Additionally, our Board of Directors believes that the availability of additional shares of common stock will enable us to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

       Except for the reservation of a sufficient number of shares to accommodate the conversion of the recently issued shares of Series D Preferred Stock, as contemplated by this proxy statement, the Board of Directors has no other immediate plans, understandings, agreements or commitments to issue any additional shares of common stock.

ADDITIONAL ACTION REQUIRED FOR ISSUANCE; PREEMPTIVE RIGHTS

       No additional action or authorization by our stockholders would be required to issue any of the newly authorized shares of common stock, unless required by law, the rules of any stock exchange or national securities association trading system on which our common stock is then listed or quoted, or the provisions of the Certificate of Designations.

       Holders of our common stock do not have preemptive or similar rights to subscribe for additional securities which may be issued by us. However, holders of Series D Preferred Stock have preemptive rights to subscribe for their pro rata portion of any shares of common stock, or any rights or options to purchase common stock, issued or sold by us, other than with respect to the:

       o sale or issuance of common stock or common stock equivalents pursuant to a stock incentive plan;

       o sale or issuance of common stock or common stock equivalents to officers or members of our Board of Directors;

       o issuance of common stock or common stock equivalents to third parties in conjunction with licensing, strategic alliances and commercial financing transactions;

       o issuance of common stock or common stock equivalents in connection with a business combination or partnership or joint venture;

       o issuance of common stock upon conversion of shares of Series D Preferred Stock;

       o issuance of shares of capital stock in a public offering resulting in aggregate gross proceeds of $25,000,000 or more; or

       o issuance of shares of common stock upon conversion of outstanding options, warrants or other common stock equivalents.

       If our Board of Directors elects to issue additional shares of common stock, the issuance could have a dilutive effect on earnings per share, voting power, and share holdings of current stockholders.

CONSEQUENCES OF FAILING TO APPROVE THE AMENDMENT

       The Certificate of Designations which established the Series D Preferred Stock provides that if, at the next meeting of stockholders following the closing of the private placement in which the shares of Series D Preferred Stock were issued, our stockholders do not approve an amendment to our Restated Certificate of Incorporation, as amended, that increases the number of authorized shares of our common stock to permit reservation of a sufficient number of shares of common stock to allow conversion of all outstanding shares of Series D Preferred Stock outstanding, we will be required, upon receipt of a written request (which may be delivered at any time after December 31, 2004) from the holders of a majority of the then-outstanding Series D Preferred Stock, to redeem such number of shares of Series D Preferred Stock as would correspond, on an as-converted basis, to the corresponding number of shares of common stock that could not be reserved and made available for conversion (and with respect to which funds for repurchase are legally available).

       The redemption price will be determined as follows:

       o if our common stock has been traded in the open market (e.g., "pink sheets", bulletin board, NASDAQ, or any national securities exchange constituting the primary trading market for the common stock) during the 10 trading days before the date of redemption, the redemption price for each share of Series D Preferred Stock will be equal to the greater of:

              o the consideration paid to us for such share of Series D Preferred Stock (subject to adjustment) plus all accrued and unpaid dividends on such share (if any are declared); or

              o an amount equal to the average closing sales price per share of common stock in the open market during the 10 trading days preceding the date of redemption; and

       o if our common stock has not been traded in the open market during the 10 trading days before the date of redemption, the redemption price for each share of Series D Preferred Stock will be the greater of:

              o the aggregate total consideration paid to us for such share of Series D Preferred Stock (subject to adjustment) plus all accrued and unpaid dividends on such share (if any are declared); or

              o the fair market value of such share as established in good faith by our Board of Directors, as set forth in the Certificate of Designations, after receiving appropriate valuation advice from a reputable investment banking firm reasonably acceptable to the redeeming holders of Series D Preferred Stock.

POSSIBLE ANTI-TAKEOVER EFFECT

       The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer control of TurboChef by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in our best interests or those of our stockholders. The increase in the number of authorized but unissued shares of common stock may therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of unsolicited takeover attempts, the increase in the number of authorized but unissued shares of common stock may limit the ability of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increase in the number of authorized but unissued shares of common stock may have the effect of permitting our current management, including our current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board of Directors is not aware of any attempt to take control of TurboChef, and our Board of Directors did not propose the increase in the number of authorized but unissued shares of common stock with the intent that it be utilized as a type of anti-takeover device.

VOTE REQUIRED

       The affirmative vote of each of the following is required to approve the proposed amendment:

       o holders of a majority of our shares of common stock and our shares of Series D Preferred Stock, outstanding as of the close of business on the record date, voting together;

       o holders of a majority of our shares of common stock outstanding as of the close of business on the record date voting as a class; and

       o holders of a majority of our shares of Series D Preferred Stock outstanding as of the close of business on the record date voting as a class.

Abstentions and broker non-votes will have the same effect as votes against approval of this proposal.

       In connection with the private placement in October 2003 of our Series D Preferred Stock to OvenWorks, LLLP and certain other investors for which OvenWorks acted as nominee (see "General Information - Certain Relationships and Related Transactions" above), OvenWorks entered into a voting agreement with Jeffrey B. Bogatin, our former President and Chairman of the Board of Directors, and Donald J. Gogel, a former member of our Board of Directors, and a voting agreement with Grand Cheer Company Limited, one of our principal stockholders. Under these voting agreements, Messrs. Bogatin and Gogel, and Grand Cheer, have agreed to vote all of their respective shares of common stock over which they have the power to vote to approve Proposal Two. As of the record date, Mr. Bogatin had the power to vote 5,086,201 shares of common stock, Mr. Gogel had the power to vote 1,750,194 shares of common stock, and Grand Cheer had the power to vote 2,363,589 shares of common stock, in each case exclusive of any shares issuable upon the exercise of options or warrants. In addition, the transferees of 500,000 shares of common stock from Grand Cheer since October 2003 have agreed to be bound by the same voting agreement. As of the record date, such shares represented, in the aggregate, approximately 33% of the outstanding shares of our common stock.

       OvenWorks, whose shares of Series D Preferred Stock represented, as of the record date, 89.9% of the outstanding shares of Series D Preferred Stock, and 53.0% of the outstanding shares of our common stock on an as-converted basis (excluding any shares of our common stock issuable upon the exercise of options or warrants), has indicated that it intends to vote in favor of the proposed amendment. As a result, approval of this Proposal Two by the holders of Series D Preferred Stock voting together as a class, and the holders of Series D Preferred Stock and common stock voting together, is assured.

RECOMMENDATION OF THE BOARD OF DIRECTORS

       The Board of Directors recommends that the stockholders vote FOR the amendment to the Restated Certificate of Incorporation, as amended, for the purpose of increasing the number of authorized shares of our common stock, par value $.01 per share, from 50,000,000 to 100,000,000.

                          PROPOSAL THREE -- APPROVAL OF
                            2003 STOCK INCENTIVE PLAN

       The Board is proposing for approval by the stockholders the 2003 Stock Incentive Plan, as amended (the "2003 Stock Plan"). The following description of the material features of the 2003 Stock Plan is a summary and is qualified in its entirety by reference to the 2003 Stock Plan, a copy of which is attached to this Proxy Statement as APPENDIX B.

       The objectives of the 2003 Stock Plan are to (i) attract, motivate and retain employees, directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other individuals who are eligible to participate in the 2003 Stock Plan with those of stockholders. All employees, officers, directors and other natural persons who provide bona fide services to the Company (not in connection with the offer or sale of securities in a capital-raising transaction) are eligible for awards under the 2003 Stock Plan. As of June 2004, there were approximately 68 employees, officers and directors eligible under the 2003 Stock Plan. The Board adopted the 2003 Stock Plan in October 2003 and is seeking approval by the stockholders through this proxy solicitation.

       The Company will continue to maintain its 1994 Stock Option Plan, as amended (the "1994 Option Plan"). The 1994 Option Plan authorizes awards of options with respect to 7,650,000 shares of the Company's common stock. Awards under the 2003 Stock Plan may be granted with respect to 10,000,000 shares of common stock. As of June 4, 2004, 5,442,853 shares under the plans were available for grants.

       The shares to be delivered under the 2003 Stock Plan will be made available from authorized but unissued shares of common stock, from treasury shares, or from shares purchased in the open market or otherwise. Shares initially issued under the 2003 Stock Plan that become subject to lapsed or cancelled awards or options will be available for further awards under the 2003 Stock Plan.

DESCRIPTION OF THE 2003 STOCK PLAN

       GENERAL. The 2003 Stock Plan will be administered by the Compensation Committee of the Board or such other committee (the "Committee") consisting of two or more members as may be appointed by the Board to administer the 2003 Stock Plan. If any member of the Committee does not qualify as (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a subcommittee of the Committee shall be appointed to grant awards to Named Executive Officers (as defined above under "Executive Compensation") and to officers who are subject to Section 16 of the Exchange Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in this summary shall include and, as appropriate, apply to any such subcommittee.

       Subject to the requirement that stockholder approval be obtained for certain amendments, the 2003 Stock Plan may be amended by the Committee in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously granted under the 2003 Stock Plan, unless the participants affected by such amendment provide their written consent.

       Under the 2003 Stock Plan, participants may be granted stock options (qualified and nonqualified), stock appreciation rights ("SARs"), restricted stock, restricted stock units, and performance shares, provided that non-employee directors are not eligible for grants of qualified stock options or performance shares. Except to the extent the Committee determines that an award shall not comply with the performance-based compensation provisions of Section 162(m), the maximum number of shares subject to options and stock appreciation rights that, in the aggregate, may be granted pursuant to awards in any one calendar year to any one participant shall be 1,500,000 shares, and the maximum number of shares of restricted stock and restricted stock units, and performance shares or units that may be granted, in the aggregate, pursuant to awards in any one calendar year to any one participant shall be 1,000,000 shares.

       Shares awarded or subject to purchase under the 2003 Stock Plan that are not delivered or purchased, or revert to the Company as a result of forfeiture or termination, expiration or cancellation of an award, will be again available for issuance under the 2003 Stock Plan.

       The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. The Committee may provide in the agreements relating to awards under the 2003 Stock Plan for automatic accelerated vesting and other rights upon the occurrence of a change in control or upon the occurrence of other events as may be specified in such agreements. To the extent provided by law, the Committee may delegate to one or more persons the authority to grant awards to individuals who are not Named Executive Officers and not subject to
Section 16 under the Exchange Act. The Committee has delegated authority to the Chairman of the Board and the Chief Executive Officer of the Company to grant stock options for up to 75,000 shares of common stock each calendar quarter in the aggregate to employees of the Company. As applicable, when used in this description of the 2003 Stock Plan, the Committee also refers to any such individual to whom the Committee has delegated some of its authority to grant awards.

       STOCK OPTIONS. The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of a stock option (which for an incentive stock option shall be not less than the fair market value of a share on the date of grant) and the period of exercise will be determined by the Committee and set forth in an option agreement; provided that no option will be exercisable more than ten years after the date of grant.

       Options granted under the 2003 Stock Plan shall be exercisable at such times and be subject to restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by a participant. The Committee shall determine and set forth in the option agreement the extent to which options are exercisable after termination of employment. The Committee may provide for deferral of option gains related to an exercise. The option price upon exercise shall be paid to the Company in full, either (a) in cash, (b) cash equivalent approved by the Committee, (c) by tendering (or attesting to the ownership of) previously acquired shares having an aggregate fair market value at the time of exercise equal to the total exercise option price, or (d) by a combination of (a), (b) and (c). The Committee may also allow cashless exercises as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the 2003 Stock Plan's purpose and applicable law.

       SARS. SARs granted under the 2003 Stock Plan entitle the grantee to receive an amount payable in shares and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified exercise price. SARs may be granted in tandem with a related stock option or independently. If a SAR is granted in tandem with a stock option, the grantee may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in the award agreement the extent to which SARs are exercisable after termination of employment.

       RESTRICTED STOCK/RESTRICTED STOCK UNITS. Restricted stock awards may be made either alone, in addition to or in tandem with other types of awards permitted under the 2003 Stock Plan and may be current grants of restricted stock or deferred grants. The terms of restricted stock awards, including the restriction period, performance targets applicable to the award and the extent to which the grantee will have the right to receive unvested restricted stock following termination of employment or other events, will be determined by the Committee and be set forth in the agreement relating to such award. Unless otherwise set forth in an agreement relating to a restricted stock award, the grantee of restricted stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends, provided however that the Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to the Company to be held for the account of the grantee.

       A restricted stock unit is an unsecured promise to transfer an unrestricted share at a specified future date, such as a fixed number of years, retirement or other termination of employment (which date may be later than the vesting date of the award at which time the right to receive the share becomes nonforfeitable). Restricted stock units represent the right to receive a specified number of shares at such times, and subject to such restriction period and other conditions, as the Committee determines. A participant to whom restricted stock units are awarded has no rights as a stockholder with respect to the shares represented by the restricted stock units unless and until shares are actually delivered to the participant in settlement of the award. However, restricted stock units may have dividend equivalent rights if provided for by the Committee.

       PERFORMANCE SHARES. Performance shares are awards granted in terms of a stated potential maximum number of shares, with the actual number and value earned to be determined by reference to the satisfaction of performance targets established by the Committee. Such awards may be granted subject to any restrictions, in addition to performance conditions, deemed appropriate by the Committee. Except as otherwise provided in an agreement relating to performance shares, a grantee shall be entitled to receive any dividends declared with respect to shares earned that have not yet been distributed to the grantee and shall be entitled to exercise full voting rights with respect to such shares.

       PERFORMANCE MEASURES. If awards granted or issued under the 2003 Stock Plan are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such awards shall be chosen by the Committee from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost, and/or unit cost. The Committee can establish other performance measures for awards granted to participants that are not Named Executive Officers, as defined in the Securities Exchange Act of 1934, as amended, or for awards granted to Named Executive Officers that are not intended to qualify under the performance-based compensation provisions of
Section 162(m) of the Code.

       MISCELLANEOUS PROVISIONS. The 2003 Stock Plan prohibits the Company from decreasing the Option Price of any outstanding Option (except for changes in capitalization) without first receiving stockholder approval of such repricing.

FEDERAL INCOME TAX CONSEQUENCES

       The following is a brief summary of the current U.S. federal income tax consequences of awards made under the 2003 Stock Plan. This summary is general in nature and is not intended to cover all tax consequences that may apply to participants and the Company. Further, the provisions of the Code and the regulation and rulings thereunder relating to these matters may change.

       STOCK OPTIONS. A participant will not recognize any income upon the grant or purchase of a stock option. A participant will recognize income taxable as ordinary income (and subject to income tax withholding for Company employees) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over the sum of the exercise price and the amount, if any, paid for the option on an after-tax basis, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the participant is an employee of the Company or within 3 months (one year if the participant is disabled within the meaning of Section 22(c)(3) of the Code) following the participant's termination of employment. If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over (ii) the exercise price, and the Company will be entitled to a corresponding deduction.

       SARS. A participant will not recognize any income upon the grant of a SAR. A participant will recognize income taxable as ordinary income (and, subject to income tax withholding for Company employees) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

       RESTRICTED STOCK AWARDS. A participant will not recognize taxable income at the time of the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under a special Code provision to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions on such restricted stock award lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant making the above-described special election or upon the lapse of the restrictions is deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) applies. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding for Company employees), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction.

       RESTRICTED STOCK UNITS. A participant will not recognize taxable income at the time of the grant of a restricted stock unit and the Company will not be entitled to a tax deduction at such time. When the participant receives shares pursuant to a restricted stock unit, the federal income tax consequences applicable to restricted stock awards, described above, will apply.

       PERFORMANCE SHARE AWARDS. A participant will not recognize taxable income upon the grant of a performance share award, and the Company will not be entitled to a tax deduction at such time. Upon the settlement of a performance share award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Company employees) in an amount equal to the cash paid and the fair market value of the shares delivered to the participant, and the Company will be entitled to a corresponding deduction.

       COMPLIANCE WITH SECTION 162(m). Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the Chief Executive Officer or any of the four most highly compensated executive officers other than the Chief Executive Officer. Compensation realized with respect to stock options awarded under the 2003 Stock Plan, including upon exercise of a non-qualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the 2003 Stock Plan be approved by the Company's current stockholders. In addition, other types of awards under the 2003 Stock Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m). To satisfy the requirements that apply to "performance-based" compensation, those performance measures must be approved by our current stockholders, and approval of the Plan will also constitute approval of those measures.

2003 STOCK PLAN AWARDS

       As of June 4, 2004, options to purchase 8,051,000 shares of common stock have been granted and are outstanding under the 2003 Stock Plan. Exercise prices are set at fair market value on the day of grant and range from a low of $0.31 per share to a high of $4.85 per share. Options granted under the 2003 Stock Plan through June 4, 2004 expire ten years after the grants, beginning October 29, 2013. On June 4, 2004, the market value of all shares of common stock underlying options granted under the 2003 Stock Plan was $35,987,970. The table below shows options received under the 2003 Stock Plan by the indicated participants through June 4, 2004:


      --------------------------------------------------- ------------------------------
                      NAME AND POSITION                         NUMBER OF OPTIONS
      --------------------------------------------------- ------------------------------

      --------------------------------------------------- ------------------------------
      Jeffrey B. Bogatin - former Chairman and CEO                     -0-
      --------------------------------------------------- ------------------------------
      Vincent A. Gennaro - former CEO                                  -0-
      --------------------------------------------------- ------------------------------
      Richard E. Perlman - Chairman                                 1,250,000
      --------------------------------------------------- ------------------------------
      James K. Price - CEO                                          1,250,000
      --------------------------------------------------- ------------------------------
      Mark C. Mirken - former President Commercial Sales             200,000
      --------------------------------------------------- ------------------------------


      --------------------------------------------------- ------------------------------
      Current Executive Officers, as a Group                        2,900,000
      --------------------------------------------------- ------------------------------
      Non-executive Officer Directors, as a Group                    690,000
      --------------------------------------------------- ------------------------------
      Director nominees:
      --------------------------------------------------- ------------------------------
           J. Thomas Presby                                          135,000
      --------------------------------------------------- ------------------------------
           William A. Shutzer                                        135,000
      --------------------------------------------------- ------------------------------
           Raymond H. Welsh                                          110,000
      --------------------------------------------------- ------------------------------
           James W. DeYoung                                          110,000
      --------------------------------------------------- ------------------------------
           Sir Anthony Jolliffe                                      200,000
      --------------------------------------------------- ------------------------------
      Employees (including officers) who are not                   4,151,000
      Executive Officers, as a Group
      --------------------------------------------------- ------------------------------

       Subject to approval of the 2003 Stock Plan by the stockholders, future awards will be made at the discretion of the Committee. The number of options and other awards that may be granted in the future to eligible participants is not currently determinable. Only Messrs. Perlman and Price received 5% or more of the options granted under the 2003 Stock Plan.

VOTE REQUIRED

       The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is required for approval of the 2003 Stock Plan, with the holders of Series D Preferred Stock voting with the common holders. Broker non-votes are not entitled to vote on this matter, and consequently will not affect the outcome. Abstentions have the same effect as votes against adoption of the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

       Our Board of Directors recommends that stockholders vote FOR approval of the 2003 Stock Plan.

                          PROPOSAL FOUR -- SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

       The Audit Committee of the Board of Directors has selected Ernst & Young LLP to be our independent auditors for the fiscal year ending December 31, 2004, and proposes that the stockholders ratify this selection at the annual meeting. Ratification of the selection of Ernst & Young LLP requires the approval of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting, with the holders of the Series D Preferred Stock voting with the common holders. Abstentions and broker non-votes will not be counted. If the selection of Ernst & Young LLP is rejected by the stockholders, then the Audit Committee will re-evaluate its selection.

       Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

       The Board unanimously recommends a vote FOR this proposal.

       INFORMATION REGARDING CHANGE IN INDEPENDENT AUDITORS

       On December 29, 2003 TurboChef notified its independent accountants, BDO Seidman, LLP ("BDO Seidman"), that it would not renew their engagement and that the Company was appointing Ernst & Young LLP ("Ernst & Young") as its new independent auditor. The decision not to renew the engagement of BDO Seidman and to retain Ernst & Young was approved by TurboChef's Audit Committee. Ernst & Young's appointment was effective December 30, 2003. BDO Seidman's report on TurboChef's 2002 consolidated financial statements dated March 15, 2003 was issued in conjunction with the filing of TurboChef's Annual Report on Form 10-K for the year ended December 31, 2002.

       During TurboChef's two previous fiscal years ended December 31, 2002, and the subsequent interim period through December 29, 2003, there were no disagreements between TurboChef and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to BDO Seidman's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

       None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within TurboChef's two previous fiscal years and the subsequent interim period through December 29, 2003.

       The audit reports of BDO Seidman on the financial statements of TurboChef as of and for the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, or accounting principles; however, they did contain an explanatory paragraph regarding the company's ability to continue as a going concern.

       During TurboChef's two previous fiscal years ended December 31, 2002, and the subsequent interim period through December 29, 2003, TurboChef did not consult with Ernst & Young regarding any of the matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-K.

                          REPORT OF THE AUDIT COMMITTEE

       Three members of the Company's Board of Directors comprise the Audit Committee of the Board. Those members are Messrs. J. Thomas Presby, William A. Shutzer and James W. DeYoung. The Board of Directors has adopted a written charter for the Audit Committee (see Appendix C).

       The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2003 and discussed these financial statements with the Company's management and independent auditors. As appropriate, the Audit Committee reviewed and evaluated, and discussed with the Company's management, internal accounting and financial personnel and the independent auditors, the following:

--     the plan for, and the independent auditors' report on, the audit of the
Company's financial statements;

--     the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to the Company's stockholders;

--     management's selection, application and disclosure of critical accounting policies;

--     changes in the Company's accounting practices, principles, controls or methodologies;

--     significant developments or changes in accounting rules applicable to the
Company; and

--     the adequacy of the Company's internal controls and accounting and financial personnel.

       The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following, if applicable:

--     methods to account for significant unusual transactions;

--     the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

--     the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

--     disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

       The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and Rule 3600T of the PCAOB. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are described in "Independent Accountant Fees" below is compatible with maintaining such auditors' independence.

       In performing all of the functions described above, the Audit Committee acts only in an oversight capacity. The Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for the Company's financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

       Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

By the Audit Committee:

       J. Thomas Presby

       William A. Shutzer

       James W. DeYoung

                           INDEPENDENT ACCOUNTANT FEES

AUDIT FEES

       Fees for audit services totaled approximately $165,000 in 2003 and approximately $109,000 in 2002, including fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K.

AUDIT RELATED FEES

       Fees for audit related services totaled approximately $12,000 in 2003 and approximately $28,000 in 2002. Audit related services principally include accounting consultations.

TAX FEES

       The Company did not pay its principal accountant any fees for tax services in 2003 or in 2002.

ALL OTHER FEES

       The Company did not pay its principal accountant any other fees in 2003 or in 2002.

         The Audit Committee pre-approves all services for which the principal accountant is engaged.

       We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

       In considering the recommendation of our Board of Directors, you should be aware that our officers and the members of our Board of Directors have certain interests relating to the proposed amendment that are different from, or in addition to, your interests as a stockholder generally.

       Specifically, the general partner of OvenWorks (which purchased 1,917,650 shares of our Series D Preferred Stock in our private placement in October 2003) is Oven Management, Inc., a company that is controlled by Richard E. Perlman, the Chairman of our Board of Directors. Additionally, James K. Price, a member of our Board of Directors and our President and Chief Executive Officer, Raymond
H. Welsh, William A. Shutzer, J. Thomas Presby, Sir Anthony Jolliffe and James DeYoung, members of our Board of Directors, and James A. Cochran, our Chief Financial Officer, each have limited partner interests in OvenWorks.

       Currently, we do not have a number of authorized but unissued shares of our common stock sufficient to reserve enough common stock to permit the conversion of each outstanding share of Series D Preferred Stock. Our inability to reserve a sufficient number of shares of our common stock to permit conversion of all of the outstanding shares of our Series D Preferred Stock does not affect the relative rights and preferences afforded to the holders of our Series D Preferred Stock. However, if our stockholders approve the amendment to our Restated Certificate of Incorporation, as amended, we will be able to reserve a number of shares of our common stock sufficient to permit the conversion of each outstanding share of our Series D Preferred Stock, which may be converted at any time at the option of the holders thereof.

                STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

       Any stockholder intending to submit a proposal for inclusion in the proxy statement and form of proxy for our 2005 annual meeting of stockholders must submit the proposal to the attention of our Secretary at our principal executive office sufficiently far in advance so that it is received by us no later than March 3, 2005.

       In addition, stockholders may present proposals which are proper subjects for consideration at an annual meeting, including nominees for election to our Board of Directors, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the proposal should be submitted to the attention of our Secretary at our principal executive office sufficiently far in advance that it is received by us no later than May 18, 2005. Proxy voting on such proposals at the 2005 annual meeting of stockholders, if any, will be subject to the discretionary voting authority of the designated proxy holders.

                                  OTHER MATTERS

       As of the date of this proxy statement, our Board of Directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. However, if any other matter is properly presented at the meeting, proxies will be voted in accordance with the judgment of the proxy holders.

                                     PROXIES

       Proxies are solicited on behalf of the Company, and the cost of this solicitation will be borne by the Company. Directors, officers and other employees of the Company may, without compensation other than reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company may reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in assisting in the distribution of the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

       Once given, you may later revoke your proxy prior to the vote at the meeting by (1) delivering a written instrument revoking the proxy to our Secretary, (2) delivering another proxy with a later date to our Secretary, or
(3) voting in person. Attendance at the annual meeting will not constitute a revocation of a proxy absence compliance with one of the foregoing three methods of revocation.

                    COMMUNICATING WITH THE BOARD OF DIRECTORS

       TurboChef security holders and other parties with concerns about the Company's conduct or about accounting, internal control or auditing matters may communicate with the Board by writing to them in care of the Corporate Secretary, TurboChef Technologies, Inc., Six Concourse Parkway, Suite 1900, Atlanta, GA 30328. All concerns related to accounting, internal control or auditing matters will be referred to the Chairman of the Audit Committee. Correspondence otherwise will be directed as requested by the writer. The Company may screen or filter out solicitations for goods or services or other inappropriate communications unrelated to TurboChef or its business under procedures adopted by the independent members of the Board.

                       INCORPORATED FINANCIAL INFORMATION

       We incorporate into this proxy statement by this reference the following financial information:

       o Items 6, 7, 7A, 8 and 9 of our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 30, 2004;
       o Items 1, 2 and 3 of Part I of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;
       o Our Current Report on Form 8-K dated May 21, 2004 filed with the SEC on June 2, 2004; and
       o Our Current Report on Form 8-K dated June __, 2004 filed with the SEC on June __, 2004.

       All documents we file subsequent to the date of this proxy statement with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the final adjournment of the Annual Meeting of Stockholders to which this proxy statement relates which updates any of the information incorporated by reference above shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing.

       Any statement contained in any document incorporated by reference above or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

                       WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE EXHIBITS TO IT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT THAN THAT WHICH IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 1, 2004. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY OTHER DATE.

                                   APPENDIX A


                            CERTIFICATE OF AMENDMENT
                 TO THE RESTATED CERTIFICATE OF INCORPORATION OF
                          TURBOCHEF TECHNOLOGIES, INC.

       Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned, TurboChef Technologies, Inc., a Delaware corporation (the "Corporation") adopts the following Certificate of Amendment to its Certificate of Incorporation:

                                       I.

       The name of the Corporation is: TurboChef Technologies, Inc.

                                       II.

       Article FOURTH of the Restated Certificate of Incorporation is hereby amended as follows:

       The first paragraph of Article FOURTH is deleted in its entirety and replaced with the following:

               FOURTH: AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares consisting of One Hundred Million (100,000,000) shares of common stock having a par value of one cent ($.01) per share and Five Million (5,000,000) shares of preferred stock having a stated value one dollar ($1.00) per share.

                                      III.

       The foregoing amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation by unanimous written consent of the Board of Directors of the Corporation dated December 1, 2003. The Board of Directors previously declared the advisability of the amendment and directed that the amendment be submitted to the stockholders of the Corporation for approval.

                                       IV.

       At a meeting of the stockholders of the Corporation held on July 19, 2004, a majority of the shares of outstanding common stock entitled to vote thereon was voted in favor of the amendment, a majority of the shares of outstanding common stock and Series D Preferred Stock entitled to vote thereon was voted in favor of the amendment, and a majority of the shares of outstanding Series D Preferred Stock entitled to vote thereon was voted in favor of the amendment, all in accordance with Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Restated Certificate of Incorporation of TurboChef Technologies, Inc. this day of , .

                                        TURBOCHEF TECHNOLOGIES, INC.


                                        By:
                                           ----------------------------------
                                           James K. Price
                                           President and Chief Executive Officer

                                   APPENDIX B









                          TURBOCHEF TECHNOLOGIES, INC.
                            2003 STOCK INCENTIVE PLAN

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----


ARTICLE 1 - GENERAL PROVISIONS.................................................1

         1.1      Establishment of Plan........................................1
         1.2      Purpose of Plan..............................................1
         1.3      Types of Awards..............................................1
         1.4      Effective Date...............................................1
         1.5      Duration of the Plan.........................................1

ARTICLE 2 - DEFINITIONS........................................................1


ARTICLE 3 - ADMINISTRATION.....................................................6

         3.1      General......................................................6
         3.2      Authority of the Committee...................................6
         3.3      Participation Outside of the United States...................7
         3.4      Delegation of Authority......................................7
         3.5      Award Agreements.............................................7
         3.6      Indemnification..............................................7

ARTICLE 4 - SHARES SUBJECT TO THE PLAN.........................................8

         4.1      Number of Shares.............................................8
         4.2      Individual Limits............................................8
         4.3      Lapsed Award.................................................9
         4.4      Adjustment of Shares.........................................9

ARTICLE 5 - STOCK OPTIONS......................................................9

         5.1      Grant of Options.............................................9
         5.2      Agreement....................................................9
         5.3      Option Price................................................10
         5.4      Duration of Options.........................................10
         5.5      Exercise of Options.........................................10
         5.6      Payment.....................................................10
         5.7      Nontransferability of Options...............................10
         5.8      Special Rules for ISOs......................................11

ARTICLE 6 - STOCK APPRECIATION RIGHTS.........................................11

         6.1      Grant of SARs...............................................11
         6.2      Tandem SARs.................................................11
         6.3      Payment.....................................................11
         6.4      Exercise of SARs............................................12

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----


ARTICLE 7 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS.......................12

         7.1      Grant of Restricted Stock and Restricted Stock Units........12
         7.2      Restricted Stock Agreement..................................12
         7.3      Restricted Stock Units Agreement............................12
         7.4      Nontransferability..........................................12
         7.5      Certificates................................................12
         7.6      Dividends and Other Distributions...........................13

ARTICLE 8 - PERFORMANCE SHARES AND UNITS......................................13

         8.1      Grant of Performance Shares/Units...........................13
         8.2      Value of Performance Shares/Units...........................13
         8.3      Earning of Performance Shares/Units.........................13
         8.4      Form and Timing of Payment of Performance Shares/Units......13
         8.5      Nontransferability..........................................14

ARTICLE 9 - PERFORMANCE MEASURES..............................................14


ARTICLE 10 - BENEFICIARY DESIGNATION..........................................15


ARTICLE 11 - DEFERRALS........................................................15


ARTICLE 12 - WITHHOLDING......................................................15

         12.1     Tax Withholding.............................................15
         12.2     Share Withholding...........................................15

ARTICLE 13 - AMENDMENT AND TERMINATION........................................16

         13.1     Amendment of Plan...........................................16
         13.2     Amendment of Award Agreement................................16
         13.3     Termination of Plan.........................................16
         13.4     Cancellation of Awards for Detrimental Activity.............16
         13.5     Assumption or Cancellation of Awards Upon a Corporate
                  Transaction.................................................17

ARTICLE 14 - MISCELLANEOUS PROVISIONS.........................................18

         14.1     Restrictions on Shares......................................18
         14.2     Rights of a Stockholder.....................................18
         14.3     No Implied Rights...........................................18

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----


         14.4     Compliance with Laws........................................18
         14.5     Successors..................................................19
         14.6     Tax Elections...............................................19
         14.7     Legal Construction..........................................19

                          TURBOCHEF TECHNOLOGIES, INC.
                            2003 STOCK INCENTIVE PLAN

                         ARTICLE 1 - GENERAL PROVISIONS

        1.1 ESTABLISHMENT OF PLAN. TurboChef Technologies, Inc., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "TurboChef Technologies, Inc. 2003 Stock Incentive Plan" (the "Plan"), as set forth in this document.

        1.2 PURPOSE OF PLAN. The objectives of the Plan are to (i) attract and retain employees, directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees' and other Eligible Participants with those of the Company's stockholders.

        1.3 TYPES OF AWARDS. Awards under the Plan may be made to Eligible Participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or any combination of these.

        1.4 EFFECTIVE DATE. The Plan shall be effective on October 29, 2003, the date it was approved by the Board of Directors of the Company (the "Effective Date"), subject to approval by the Company's stockholders within the 12-month period immediately thereafter.

        1.5 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 13, until the day prior to the tenth (10th) anniversary of the Effective Date.

                             ARTICLE 2 - DEFINITIONS

        Except where the context otherwise indicates, the following definitions apply:

        2.1 "ACT" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

        2.2 "AGREEMENT" means the written agreement evidencing an Award granted to the Participant under the Plan.

        2.3 "AWARD" means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or combination of these.

        2.4     "BOARD" means the Board of Directors of the Company.

        2.5 "CAUSE" means, unless provided otherwise in the Agreement: any conduct amounting to fraud, dishonesty, willful misconduct, negligence, significant activities materially harmful to the reputation of the Company or an Employer, insubordination or conviction of a felony or a crime involving moral turpitude, all as determined in the exercise of good faith by the Board of Directors of the Company. Without limiting the foregoing, the following shall constitute Cause: (i) Participant's breach of this Plan or any agreement between Participant and the Employer, (ii) negligence in Participant's attention to the business or affairs of the Employer or intentionally failing to perform a reasonably requested directive or assignment or failure to perform his duties with the Employer substantially in accordance with the Employer's operating and personnel policies and procedures generally applicable to all of its employees,
(iii) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property. "Cause" under (i), (ii) and (iii) above shall be determined by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement with the Employer that is binding as of the date of employment termination, and if such employment agreement defines "Cause," then the definition of "Cause" in such agreement shall apply to the Participant for purposes of this Plan.

        2.6     "CHANGE IN CONTROL" means:

                (a) Any Person is or becomes the beneficial owner within the meaning of Rule 13d-3 promulgated under the Act (but without regard to any time period specified in Rule 13d-3(d)(1)(i)), of 50 percent or more of either (i) the then outstanding Shares or (ii) the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, (1) any acquisition by the Company or
        (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

                (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other then the Board shall not be deemed a member of the Incumbent Board;

                (c) Consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3 percent of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly 33 1/3 percent or more of the Outstanding Shares or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3 percent or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                (d) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

        2.7 "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

        2.8 "COMMITTEE" means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article 3. If any member of the Committee does not qualify as (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Act, and (ii) an "outside director" within the meaning of Code Section 162(m), a subcommittee of the Committee shall be appointed to grant Awards to Named Executive Officers and to officers who are subject to
Section 16 of the Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee. If, at any time, the Board has not appointed a Committee, the Board shall be the Committee.

        2.9 "COMPANY" means TurboChef Technologies, Inc., a Delaware corporation, and its successors and assigns.

        2.10 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or any Employer shall not be considered a Director, but instead shall be considered an employee for purposes of the Plan.

        2.11 "DISABILITY" means, with respect to any Incentive Stock Option, disability as determined under Code Section 22(e)(3), and with respect to any other Award, (i) with respect to a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

        2.12    "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.4 hereof.

        2.13 "ELIGIBLE PARTICIPANT" means an employee of the Employer (including an officer) as well as any other natural person, including a Director or proposed Director and a consultant or advisor who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital-raising transaction, subject to limitations as may be provided by the Code, the Act or the Committee, as shall be determined by the Committee.

        2.14 "EMPLOYER" means the Company and any entity during any period that it is a "parent corporation" or a "subsidiary corporation" with respect to the Company within the meaning of Code Sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of "Employer."

        2.15 "FAIR MARKET VALUE" means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that

                (a) if the Shares are traded on a national or regional securities exchange or on The Nasdaq National Market System ("Nasdaq") on a given date, Fair Market Value on such date shall be the closing sales price for a Share on the securities exchange on the immediately preceding date (or, if no sales of Shares were made on such exchange on such date, on the next preceding day on which sales were made on such exchange), all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

                (b) if the Shares are not listed on any securities exchange or traded on Nasdaq, but nevertheless are publicly traded and reported (through the OTC Bulletin Board or otherwise), Fair Market Value on such date shall be the closing sales price on the immediately preceding day (or, if there are no sales on such date, on the next preceding day); provided, however, that the Fair Market Value for stock options granted on the Effective Date shall be $1.75, which is the volume-weighted average price on such date.

For purposes of subsection (a) above, if Shares are traded on more than one securities exchange then the following exchange shall be referenced to determine Fair Market Value: (i) the New York Stock Exchange ("NYSE"), or (ii) if shares are not traded on the NYSE, the Nasdaq, or (iii) if shares are not traded on the NYSE or Nasdaq, the largest regional exchange on which Shares are traded.

        2.16 "INCENTIVE STOCK OPTION" or "ISO" means an Option granted to an Eligible Participant under Article 5 of the Plan which is intended to meet the requirements of Section 422 of the Code.

        2.17 "INSIDER" shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.

        2.18 "NAMED EXECUTIVE OFFICER" means a Participant who, as of the date an Award could be deductible by the Employer, is one of the group of "covered employees" as defined in the regulations promulgated or other guidance under Code Section 162(m).

        2.19 "NONQUALIFIED STOCK OPTION" or "NQSO" means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet the requirements of Section 422 of the Code.

        2.20 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

        2.21 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        2.22 "PARTICIPANT" means an Eligible Participant to whom an Award has been granted.

        2.23 "PERFORMANCE SHARE" means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code Section 162(m) in the case of a Named Executive Officer, unless the Committee determines not to comply with Code
Section 162(m).

        2.24 "PERFORMANCE UNIT" means an Award under Article 8 of the Plan that has a value set by the Committee, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code Section 162(m) in the case of a Named Executive Officer, unless the Committee determines not to comply with Code
Section 162(m).

        2.25 "PLAN" means this TurboChef Technologies, Inc. 2003 Stock Incentive Plan, as amended from time to time.

        2.26 "Restricted Stock" means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.27    "RESTRICTED STOCK UNIT" or "RSU" means a right granted under
Article 7 of the Plan to receive a number of shares, or a cash payment for each such share equal to the Fair Market Value of a Share, on a specified date.

        2.28 "RESTRICTION PERIOD" means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine.

        2.29 "RETIREMENT" means termination of employment other than for Cause after a Participant has reached the age of 65 years.

        2.30 "SHARE" means one share of common stock of the Company (as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan).

        2.31    "STOCK APPRECIATION RIGHT" or "SAR" means an Award granted under
Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

                           ARTICLE 3 - ADMINISTRATION

        3.1 GENERAL. This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board.

        3.2     AUTHORITY OF THE COMMITTEE.

        (a) The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, RSUs, Shares of Restricted Stock, Performance Shares or Performance Units subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

        (b) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

        (c) In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

        (d) All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its stockholders, Participants, Eligible Participants and their estates, beneficiaries and successors.

        3.3 PARTICIPATION OUTSIDE OF THE UNITED STATES. The Committee or its designee shall have the authority to amend the Plan (including by the adoption of appendices or subplans) and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by eligible individuals who are located outside of the United States on terms and conditions comparable to those afforded to eligible individuals located within the United States, provided that any such action taken with respect to a Named Executive Officer shall be taken in compliance with Section 162(m) of the Code.

        3.4 DELEGATION OF AUTHORITY. Except with respect to Named Executive Officers and Insiders, the Committee may, at any time and from time to time, delegate to one or more persons any or all of its authority under Section 3.2, to the full extent permitted by law.

        3.5 AWARD AGREEMENTS. Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

        3.6 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                     ARTICLE 4 - SHARES SUBJECT TO THE PLAN

        4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant of Awards under the Plan shall be six million (6,000,000) Shares, all of which may be granted as Incentive Stock Options. The Shares may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise.

                The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

        (a) If, for any reason, any Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Stock Appreciation Right, Performance Shares or Performance Units, such Shares ("Returned Shares") shall not be charged against the aggregate number of Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to Award under the Plan. If the exercise price and/or withholding obligation under an Option is satisfied by tendering Shares to the Company (either by actual delivery or attestation), only the number of Shares issued net of the Shares so tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan.

        (b) Each RSU and each Performance Share awarded that may be settled in Shares shall be counted as one Share subject to an Award. Each Performance Unit awarded that may be settled in Shares shall be counted as a number of Shares subject to an award, with the number determined by dividing the value of the Performance Unit at grant by the Fair Market Value of a Share at Grant. Performance Shares and Units and RSUs that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance.

        (c) Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an award. Stock Appreciation Rights that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance.

        4.2 INDIVIDUAL LIMITS. Except to the extent the Committee determines that an Award to a Named Executive Officer shall not comply with the performance-based compensation provisions of Code Section 162(m), the following rules shall apply to Awards under the Plan:

        (a) OPTIONS AND SARS. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to Awards in any one calendar year to any one Participant shall be one million five hundred thousand (1,500,000) Shares.

        (b) RESTRICTED STOCK, RSUS AND PERFORMANCE SHARES. The maximum number of Shares of Restricted Stock and the maximum number of Shares subject to RSUs that may be granted pursuant to Awards in any one calendar year to any one Participant shall be one million (1,000,000) Shares. The maximum grant of Performance Shares and Units (valued as of the grant date) that may be granted in any one fiscal year to any one Participant shall equal the value of one million (1,000,000) Shares.

        4.3 LAPSED AWARD. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, or if Shares are withheld in payment of the Option Price or for withholding taxes, any Shares subject to such Award or that are withheld shall again be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not again be made available for regrant under the Plan.

        4.4 ADJUSTMENT OF SHARES. In the event of a corporate transaction involving the Company (including, without limitation, any stock split, recapitalization, reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), merger, consolidation, separation, including a spin-off, other distribution of stock or property of the Company, or any partial or complete liquidation of the Company), the Committee, in its sole discretion, may make adjustments as it determines to be appropriate and equitable to prevent dilution or enlargement of rights, including but not limited to adjustment in the number and class of Shares which may be delivered under the Plan, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and any other adjustments as the Committee determines to be equitable; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares. Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                            ARTICLE 5 - STOCK OPTIONS

        5.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an employee may be granted ISOs.

        5.2 AGREEMENT. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an

Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

        5.3 OPTION PRICE. The Option Price for each grant of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. The Option Price for each grant of an NQSO may be less than, equal to or greater than the Fair Market Value of a Share on the date the Option is granted.

        5.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date.

        5.5 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement. In addition, the Committee may provide in the Agreement for the deferral of option gains related to an exercise.

        5.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (less any amount previously paid by the Participant to acquire the Option). The Option Price upon exercise of any Option shall be payable to the Company in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) and (c). The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

        5.7     NONTRANSFERABILITY OF OPTIONS.

        (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

        (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement consistent with securities and other applicable laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

        5.8 SPECIAL RULES FOR ISOS. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000).

                      ARTICLE 6 - STOCK APPRECIATION RIGHTS

        6.1 GRANT OF SARS. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a "Tandem SAR") shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option Price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered.

        6.2 TANDEM SARS. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

        6.3 PAYMENT. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of an SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

        6.4 EXERCISE OF SARS. Upon exercise of an SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

             ARTICLE 7 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        7.1 GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Awards of Restricted Stock and Restricted Stock Units ("RSUs") may be made to Eligible Participants as a reward for past service or as an incentive for the performance of future services that will contribute materially to the successful operation of the Employer. Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock and RSUs or deferred grants of Restricted Stock and RSUs.

        7.2 RESTRICTED STOCK AGREEMENT. The Restricted Stock Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to, or less than Fair Market Value and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock such as continued service or achievement of performance goals; the length of the Restriction Period, if any, and whether any circumstances, such as death, Disability, or a Change in Control, will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends with respect to the Shares during the Restriction Period.

        7.3 RESTRICTED STOCK UNITS AGREEMENT. The Restricted Stock Unit Agreement shall set forth the terms of the Award, as determined by the Committee, including without limitation, the number of RSUs granted to the Participant; the restrictions, terms and conditions of the Award; whether the Award will be paid in cash, Shares, or a combination of the two and the time when the Award will be payable; any requirements such as continued service or achievement of certain performance measures; the length of the Restriction Period, if any, and whether any circumstances such as Change in Control, termination of employment, disability or death will shorten or terminate any vesting or Restriction Period; and whether dividend equivalents will be paid or accrued with respect to the RSUs.

        7.4 NONTRANSFERABILITY. Except as otherwise provided in this Article 7, no RSUs and no Shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

        7.5 CERTIFICATES. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant's name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional Share to the holder thereof. Concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in
Article 12 below.

        7.6     DIVIDENDS AND OTHER DISTRIBUTIONS. Except as provided in this
Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. In addition, with respect to Named Executive Officers, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for the performance-based compensation exception under Code Section 162(m).

                    ARTICLE 8 - PERFORMANCE SHARES AND UNITS

        8.1 GRANT OF PERFORMANCE SHARES/UNITS. Performance Shares, Performance Units or both may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        8.2 VALUE OF PERFORMANCE SHARES/UNITS. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a "Performance Period."

        8.3 EARNING OF PERFORMANCE SHARES/UNITS. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Units shall be entitled to receive a payout of the number and value of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        8.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE SHARES/UNITS. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Units in the form of cash or in Shares (or in a combination thereof) which has an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable

Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        Except as otherwise provided in the Participant's Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to Shares earned in connection with earned grants of Performance Shares/Units, that have not yet been distributed to the Participant (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in
Section 7.6 herein). In addition, unless otherwise provided in the Participant's Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Shares.

        8.5 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Shares/Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                        ARTICLE 9 - PERFORMANCE MEASURES

        Until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Named Executive Officers' Awards that are intended to qualify under the performance-based compensation provisions of Code Section 162(m), the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost. The Committee can establish other performance measures for Awards granted to Eligible Participants that are not Named Executive Officers.

        The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

        If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), the Committee may make such grants without satisfying the requirements of Code Section 162(m).

                      ARTICLE 10 - BENEFICIARY DESIGNATION

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                             ARTICLE 11 - DEFERRALS

        The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or RSUs, or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                            ARTICLE 12 - WITHHOLDING

        12.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. If a Participant makes a disposition within the meaning of Section 424(c) of the Code and regulation promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of any required tax withholding.

        12.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARS, upon the lapse of restrictions on Restricted Stock or RSUs, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of Shares, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                     ARTICLE 13 - AMENDMENT AND TERMINATION

        13.1 AMENDMENT OF PLAN. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. To the extent required by Code Sections 162(m) or 422 and/or the rules of the exchange upon which the Shares are traded or other applicable law, no amendment, without approval by the Company's stockholders, shall (i) modify the requirements as to eligibility for participation in the Plan; (ii) except as provided in Section 4.3, increase the maximum number of Shares which are available for issuance in accordance with Section 4.1; (iii) increase the maximum grants that may be made to a Participant under Section 4.2, or (iv) change the performance measures in Article 9.

        13.2 AMENDMENT OF AWARD AGREEMENT. The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Section 13.4 and 13.5, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not have the authority to decrease the Option Price of any outstanding Option, except in accordance with Section 4.3 or unless such an amendment is approved by the stockholders of the Company.

        13.3 TERMINATION OF PLAN. No Awards shall be granted under the Plan on or after the tenth anniversary of the Effective Date of the Plan.

        13.4 CANCELLATION OF AWARDS FOR DETRIMENTAL ACTIVITY. The Committee may provide in the Award Agreement that if a Participant engages in any "Detrimental Activity" (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Share, Performance Unit, or RSU payout, or receives Shares under an Award at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

                For purposes of this Section , "Detrimental Activity" means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.5 above), whether or not the Participant's employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company which is disparaging or which in any way reflects negatively upon the Company; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she is in full compliance with the terms and conditions of the Plan; provided, that the Committee may provide in the Agreement that only certain of the restrictions provided above apply for purposes of the Award Agreement.

        13.5 ASSUMPTION OR CANCELLATION OF AWARDS UPON A CORPORATE TRANSACTION. In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that stockholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other Change in Control or corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a "Corporate Transaction"), the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate).

        In addition or in the alternative, the Committee, in its discretion, may determine that all or certain types of Awards will be cancelled at or immediately prior to the time of the Corporate Transaction; provided, however, that at least 30 days prior to the Corporate Transaction (or, if not feasible to provide 30 days notice, within a reasonable period prior to the Corporate Transaction), the Committee notifies the Participant that, subject to rescission if the Corporate Transaction is not successfully completed within a certain period, the Award will be terminated and provides the Participant, either, at the election of the Committee, (i) a payment (in cash or Shares) equal to value of the Award, as determined below, or (ii) the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock, RSUs, Performance Shares or Performance Units, provide that all restrictions shall lapse) prior to the Corporate Transaction. For purposes of this provision, the value of the Award shall be measured as of the date of the Corporate Transaction and shall equal the amount of cash or Shares that would be payable to the Participant upon exercise or vesting of the Award, less the amount of any payment required to be tendered by the Participant upon such exercise. For example, the amount payable to the Participant upon the Committee's decision to cancel outstanding Options would equal the difference between the Fair Market Value of the Options and the Exercise Price for such Options, computed as of the date of the Corporate Transaction.

                      ARTICLE 14 - MISCELLANEOUS PROVISIONS

        14.1 RESTRICTIONS ON SHARES. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

                Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

        14.2 RIGHTS OF A STOCKHOLDER. Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, Stock Appreciation Right, RSU, Performance Unit, or Performance Share shall have any right as a stockholder with respect to any Shares covered by such Award prior to the date of issuance to him or her of a certificate or certificates for such Shares.

        14.3 NO IMPLIED RIGHTS. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

        14.4    COMPLIANCE WITH LAWS.

        (a) At all times when the Committee determines that compliance with Code Section 162(m) is required or desirable, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 13, make any adjustments it deems appropriate.

        (b) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

        14.5 SUCCESSORS. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

        14.6 TAX ELECTIONS. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code
Section 83(b) or any similar provision thereof.

        14.7    LEGAL CONSTRUCTION.

        (a) SEVERABILITY. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

        (b) GENDER AND NUMBER. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

        (c) GOVERNING LAW. To the extent not preempted by federal law, the Plan and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.


        IN WITNESS WHEREOF, this Plan is executed this the 29th day of October, 2003.



                                         TURBOCHEF TECHNOLOGIES, INC.



ATTEST:                                  By:   /s/ Richard E. Perlman
                                             ---------------------------------
                                               Authorized Officer

 /s/ James A. Cochran
---------------------------------
Secretary

                          TURBOCHEF TECHNOLOGIES, INC.
                                  AMENDMENT TO
                            2003 STOCK INCENTIVE PLAN



                                   Background

        TurboChef Technologies, Inc. (the "Company") adopted its 2003 Stock Incentive Plan (the "Plan") on October 29, 2003. Under Section 4.1 of the Plan, the total number of shares of Common Stock of the Company available for grant of Awards under the Plan was six million (6,000,000) shares. The Company's Board of Directors deemed it advisable that the number of shares available for grant of Awards be increased to a total of ten million (10,000,000) shares. Under Section
13.1 of the Plan the Committee, defined in the Plan as the Compensation Committee of the Company's Board of Directors, is authorized at any time to amend the Plan.

                                    Amendment

        At a meeting held on March 29, 2004, the Company's Board of Directors, including both members of the Compensation Committee, unanimously approved amending the Plan to increase by four million the number of shares of Common Stock of the Company available for grant of Awards under the Plan. Accordingly, the Plan is amended, effective April 1, 2004, by deleting the first sentence of
Section 4.1 thereof and substituting in lieu thereof the following sentence:

        Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant of Awards under the Plan shall be ten million (10,000,000) Shares, all of which may be granted as Incentive Stock Options.



By authority of the Board of Directors



 /s/ Dennis J. Stockwell
Dennis J. Stockwell
Secretary

                                   APPENDIX C

                          TURBOCHEF TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee ("Committee") is to assist the Board of Directors ("Board") of TurboChef Technologies, Inc. ("Company") in fulfilling its oversight responsibilities related to financial statements and financial reporting processes, systems of internal accounting and financial controls, annual independent audit of the financial statements and legal compliance and business ethics. It shall be the policy of the Committee to maintain free and open communication between the Board, the independent auditors and the management of the Company.

The Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements. Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more knowledge and more detailed information about the Company than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

ORGANIZATION

     MEMBERS - The Committee shall be appointed by the Board and shall consist of at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if, in the opinion of the Board, they have no relationship that may interfere with the exercise of their independent judgment. All Committee members shall be financially literate and at least one member shall have accounting or related financial management expertise. A chairman shall be selected from among the member to represent the Committee as provided in this charter and to preside over meetings.

     MEETINGS - The Committee shall meet on a regular basis and shall call special meetings, as circumstances require and sufficient, in the Committee's view, to rigorously address its responsibilities to the Company and its stockholders. The Committee shall meet privately from time to time with representatives of the Company's independent accountants and management. Written minutes should be kept for all meetings.

FUNCTIONS

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring functions of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate. In carrying out its responsibilities, the audit committee will:

     INDEPENDENT AUDITORS - Recommend to the Board, annually, the independent auditors to be selected to audit the Company's financial statements. Instruct the independent auditors as to their ultimate accountability and responsibility to the Board. Receive from and discuss with the independent auditors the formal written report required by Independence Standards Board Standard No. 1 regarding independence, including the delineation of all relationships between the independent auditors and the Company to ensure objectivity. Review with the independent auditors the scope of any information technology services or other non-audit services provided to the Company by the independent auditors and consider whether the provision of such non-audit services is compatible with maintaining such independent auditors' independence.

     AUDIT PLANS AND RESULTS - Review and approve the plans, scope, fees and results of the annual audit with the independent auditors and financial management of the Company. Inquire of management and the independent auditors as to any significant financial reporting issues that may have arisen and their resolution. Provide opportunity for the independent auditors to meet with the members of the Committee without members of management present. Discuss significant issues, if any, presented by recommendations from the independent auditors for the improvement of the Company's internal control procedures. Review and approve the range and cost of non-audit services performed by the independent auditors.

     FINANCIAL REPORTING PROCESS - Review with appropriate representatives of management and the independent auditors the financial information contained in the Company's Quarterly Reports on Form 10-Q prior to filing, the Company's earnings announcements prior to release, and the results of the independent auditors' review of Interim Financial Information pursuant to Statement of Accounting Standards Statement No. 71. The chairman of the Committee, or other member or members designated by the Committee for such purposes, may represent the entire Committee, either in person or by telephone conference call, for purposes of this review. Review with appropriate representatives of management and the independent auditors, at the completion of the annual audit, the Company's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year prior to its filing.

     AUDIT COMMITTEE REPORT - Prepare and review the Audit Committee Report in accordance with federal securities laws for inclusion in any annual stockholders' meeting proxy statement.

     ACCOUNTING PRINCIPLES AND DISCLOSURES - Review with the independent auditors and the Company's financial management, the quality and acceptability of the application of the Company's accounting polices to the Company's financial reporting. Review significant developments in accounting standards and any changes in the Company's accounting policies or financial statement presentation that may result.

     INTERNAL CONTROL SYSTEMS - Review with the independent auditors and the Company's financial management, the adequacy and effectiveness of the accounting and financial controls of the Company. Receive reports on any internal audit projects, if applicable, including management responses. Special presentations may be requested of Company personnel responsible for such areas as legal, human resources, information technology, risk management, tax compliance and others as considered appropriate.

     OTHER - Review the activities, organizational structure and qualifications of accounting and financial human resources within the Company. Review the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts. Review with the Company's counsel any legal matter that could have a significant impact on the Company's financial statements.

                          TURBOCHEF TECHNOLOGIES, INC.
                                ATLANTA, GEORGIA

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD AT 11:00 A.M. ON JULY 19, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints James K. Price and Richard
E. Perlman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of TurboChef Technologies, Inc. to be held on the 19th day of July, 2004, and at any postponements or adjournments thereof, and to vote all of the shares of TurboChef Technologies, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

     THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR EACH PROPOSAL LISTED ON THE REVERSE SIDE HEREOF.

     A MAJORITY OF SAID ATTORNEYS AND PROXIES PRESENT AND ACTING AT THE MEETING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.


       (Continued and to be marked, signed and dated on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2), (3) AND (4).

1. Election of directors Richard E. Perlman, James K. Price, J. Thomas Presby, William A. Shutzer, Raymond H. Welsh, James W. DeYoung and Sir Anthony
     Jolliffe:

             / / FOR all nominees listed above (except as marked to the contrary below)

             / /   WITHHOLD AUTHORITY to vote for all nominees listed above

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

     ---------------------------------------------------------------------------

2. Approval of the amendment to the Restated Certificate of Incorporation, as amended, of TurboChef Technologies, Inc. to increase the number of authorized shares of common stock, par value $.01 per share, from 50,000,000 to 100,000,000:

             / /   FOR

             / /   AGAINST

             / /   ABSTAIN

3. Approval of the TurboChef Technologies, Inc. 2003 Stock Incentive Plan, as amended:

             / /   FOR

             / /   AGAINST

             / /   ABSTAIN

4. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2004:

             / /   FOR

             / /   AGAINST

             / /   ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                      Receipt of the Notice of Annual Meeting
                                      of Stockholders and Proxy Statement
                                      dated July 1, 2004, is hereby
                                      acknowledged.


                                      ------------------------------------------
                                      Signature


                                      ------------------------------------------
                                      Signature

                                      Dated:
                                             -----------------------------------

                                      Please sign exactly as name appears
                                      hereon, including any official position or representative capacity.


           PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
                            IN THE ENCLOSED ENVELOPE.